                                                                    EXHIBIT 99.1

                                CREDIT AGREEMENT

                                      among

                              CAMDEN PROPERTY TRUST
                                  as Borrower,

                            THE LENDERS NAMED HEREIN
                                   as Lenders,
                             BANK OF AMERICA, N.A.
                            as Administrative Agent,

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Lead Arranger

                                   Dated as of
                                January 19, 2005

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                                TABLE OF CONTENTS

CREDIT AGREEMENT.................................................................................................      1
CREDIT AGREEMENT.................................................................................................      1
ARTICLE 1  TERMS DEFINED.........................................................................................      1
    SECTION 1.1.  Definitions....................................................................................      1
    SECTION 1.2.  Singular and Plural; Gender....................................................................     13
    SECTION 1.3.  Substantive Definitions........................................................................     13
    SECTION 1.4.  Money..........................................................................................     13
    SECTION 1.5.  Captions; References...........................................................................     13
    SECTION 1.6.  Accounting Terms and Determinations............................................................     13
ARTICLE 2  COMMITMENT............................................................................................     14
    SECTION 2.1.  Advance........................................................................................     14
    SECTION 2.2.  Method of Borrowing............................................................................     14
    SECTION 2.3.  Disbursement and Performance by Lenders........................................................     15
ARTICLE 3  TERMS OF THE LOAN.....................................................................................     16
    SECTION 3.1.  Notes..........................................................................................     16
    SECTION 3.2.  Interest Rate..................................................................................     16
    SECTION 3.3.  Payments.......................................................................................     16
    SECTION 3.4.  Conversion of Tranches and Interest Rate Elections.............................................     17
    SECTION 3.5.  Prepayments....................................................................................     18
    SECTION 3.6.  General Provisions as to Payments..............................................................     19
    SECTION 3.7.  Application of Payments........................................................................     19
    SECTION 3.8.  Post-Default Interest; Past Due Principal and Interest.........................................     20
    SECTION 3.9.  Computation of Interest and Fees...............................................................     20
    SECTION 3.10.  Lenders' Capital Adequacy.....................................................................     20
    SECTION 3.11.  Regulatory Changes; Indemnification for Failure to Pay When Due...............................     20
    SECTION 3.12.  Taxes.........................................................................................     21
    SECTION 3.13.  Replacement of a Lender.......................................................................     23
ARTICLE 4  CONDITIONS TO CLOSING AND ADVANCES....................................................................     24
    SECTION 4.1.  Conditions To Closing..........................................................................     24
    SECTION 4.2.  Conditions To The Advance......................................................................     26
ARTICLE 5  UNENCUMBERED PROPERTIES POOL AND GUARANTIES...........................................................     27
    SECTION 5.1.  Unencumbered Properties Pool...................................................................     27
    SECTION 5.2.  Negative Pledge Agreements.....................................................................     27
    SECTION 5.3.  Additional Guarantor Subsidiaries..............................................................     27
    SECTION 5.4.  Ownership of Guarantor Subsidiaries............................................................     27
    SECTION 5.5.  Partnership Matters............................................................................     28
    SECTION 5.6.  Guaranty Proceeds..............................................................................     28
ARTICLE 6  REPRESENTATIONS AND WARRANTIES........................................................................     29
ARTICLE 7  AFFIRMATIVE COVENANTS.................................................................................     29
ARTICLE 8  NEGATIVE COVENANTS....................................................................................     29
ARTICLE 9  DEFAULTS AND REMEDIES.................................................................................     30
    SECTION 9.1.  Events of Default..............................................................................     30
    SECTION 9.2.  Notice and Cure................................................................................     33
    SECTION 9.3.  Remedies.......................................................................................     33

                                        i

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
    SECTION 9.4.  Rights of Set-Off..............................................................................     33
    SECTION 9.5.  Remedies Cumulative, Concurrent and Non-Exclusive..............................................     34
    SECTION 9.6.  No Conditions Precedent to Exercise Remedies...................................................     34
    SECTION 9.7.  Waivers........................................................................................     35
    SECTION 9.8.  Discontinuance of Proceedings..................................................................     35
    SECTION 9.9.  Application of Proceeds........................................................................     35
ARTICLE 10  ADMINISTRATIVE AGENT AND THE LENDERS.................................................................     35
    SECTION 10.1.  Administrative Agent and the Lenders..........................................................     35
    SECTION 10.2.  Possession of Instruments by Administrative Agent.............................................     37
    SECTION 10.3.  Expenses......................................................................................     37
    SECTION 10.4.  Delegation of Duties; Reliance; Consultation..................................................     38
    SECTION 10.5.  Limitation of Liability.......................................................................     38
    SECTION 10.6.  Default.......................................................................................     39
    SECTION 10.7.  Lenders' Decisions............................................................................     40
    SECTION 10.8.  Limitation of Liability of Lenders............................................................     40
    SECTION 10.9.  Relationship of Lenders.......................................................................     41
    SECTION 10.10.  Debtor-Creditor Relationship.................................................................     41
    SECTION 10.11.  Credit Decisions.............................................................................     41
    SECTION 10.12.  Removal of any Agent.........................................................................     41
    SECTION 10.13.  Resignation by any Agent.....................................................................     42
    SECTION 10.14.  Sharing of Payments and Setoffs..............................................................     42
    SECTION 10.15.  Non-Advancing Lenders........................................................................     42
    SECTION 10.16.  Benefit of Lenders...........................................................................     43
ARTICLE 11  MISCELLANEOUS........................................................................................     43
    SECTION 11.1.  Continuing Agreement..........................................................................     43
    SECTION 11.2.  Notices.......................................................................................     44
    SECTION 11.3.  No Waivers....................................................................................     44
    SECTION 11.4.  Expenses; Documentary Taxes; Indemnification..................................................     44
    SECTION 11.5.  Amendments, Waivers and Consents..............................................................     45
    SECTION 11.6.  Survival......................................................................................     45
    SECTION 11.7.  Prior Understandings; No Defenses; Release; No Oral Agreements................................     45
    SECTION 11.8.  Limitation on Interest........................................................................     46
    SECTION 11.9.  Invalid Provisions............................................................................     47
    SECTION 11.10.  Lender Assignments and Participations........................................................     47
    SECTION 11.11.  Binding Effect...............................................................................     49
    SECTION 11.12.  Senior Debt; Borrower Subordination..........................................................     49
    SECTION 11.13.  Nonliability of Agent and Lender.............................................................     50
    SECTION 11.14.  Payment Set Aside............................................................................     50
    SECTION 11.15.  Construction.................................................................................     50
    SECTION 11.16.  Time of Essence..............................................................................     50
    SECTION 11.17.  Inconsistent Provisions......................................................................     50
    SECTION 11.18.  Consolidated Group...........................................................................     51
    SECTION 11.19.  Submission To Jurisdiction; Service of Process...............................................     51
    SECTION 11.20.  JURY TRIAL WAIVER............................................................................     51
    SECTION 11.21.  APPLICABLE LAW...............................................................................     51
    SECTION 11.22.  Counterparts.................................................................................     52

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
SECTION 11.23.  USA PATRIOT ACT NOTICE.......................................................................     52

SCHEDULES AND EXHIBITS

SCHEDULE I       ADMINISTRATIVE AGENT, LENDERS AND BORROWER
SCHEDULE II      LIBOR MARGIN; VARIABLE RATE MARGIN
SCHEDULE III     ORGANIZATIONAL CHART
EXHIBIT A        FORM OF NOTE
EXHIBIT B        ADVANCE REQUEST FORM
EXHIBIT C        COMPLIANCE CERTIFICATE
EXHIBIT D        ASSIGNMENT AND ACCEPTANCE
EXHIBIT E        FORM OF GUARANTY AGREEMENT
EXHIBIT F        CONTRIBUTION AGREEMENT

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is entered into as of the 19th day of January, 2005, by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust, as borrower, BANK OF AMERICA, N.A., as administrative agent, the financial institutions and other entities designated as "Lenders" on Schedule I hereto, as
Schedule I may be modified or supplemented from time to time, and BANC OF AMERICA SECURITIES LLC, as sole lead arranger.

                              PRELIMINARY STATEMENT

      Camden Property Trust has requested that Arranger arrange a bridge loan in the maximum amount of Five Hundred Million and No/100 Dollars ($500,000,000). Upon and subject to the terms of this Agreement and the other Loan Documents, Administrative Agent and the Lenders are willing to fund such loan. Accordingly, in consideration of the mutual covenants contained herein, Borrower, the Guarantor Subsidiaries, Administrative Agent and the Lenders (each as herein defined) agree as follows:

                                   ARTICLE 1
                                 TERMS DEFINED

      SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

      ADJUSTED LIBOR RATE means on the applicable Effective Date, with respect to a LIBOR Rate Tranche, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the LIBOR Margin in effect on such date.

      ADMINISTRATIVE AGENT means Bank of America, N.A., a national banking association, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent pursuant to Section 10.12 or Section 10.13.

      ADVANCE means the Loan advance made by the Lenders to Borrower pursuant to the terms and conditions of this Agreement.

      ADVANCE REQUEST has the meaning set forth in Section 2.2(a).

      AFFILIATE means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise.

      AGGREGATE LOAN PERCENTAGE means, with respect to each Lender, the fraction, expressed as a percentage, obtained by dividing (a) the sum of the aggregate principal amount outstanding

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 1

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on the date of determination under the Note payable to such Lender, by (b)
the aggregate prinicipal amount outstanding on the date of determination under all of the Notes.

      AGREEMENT means this Credit Agreement, including the Schedules and Exhibits hereto, together with all renewals, extensions, modifications, amendments, supplements, rearrangements and restatements thereof.

      APPLICABLE DEBT RATING means at any time the Moody's Rating and the S&P Rating if equivalent, and the higher of the Moody's Rating and the S&P Rating if such ratings are not equivalent; provided, that, if the Moody's Rating and the S&P Rating are not equivalent and one of the two ratings is two or more categories lower than the other, then the rating classification used for the purpose hereof shall be the category next below that of the higher of the two ratings.

      APPLICABLE LENDING OFFICE means with respect to each Lender, such Lender's domestic lending office (as designated by such Lender) for Variable Rate Tranches and such Lender's Eurodollar lending office (as designated by such Lender) for LIBOR Rate Tranches.

      APPLICABLE RATE means at any time, (a) with respect to a Variable Rate Tranche, a rate per annum equal to the Variable Rate, and (b) with respect to a LIBOR Rate Tranche, a rate per annum equal to the Adjusted LIBOR Rate.

      ASSIGNMENT AND ACCEPTANCE has the meaning set forth in Section 11.10.

      AUTHORIZED OFFICER means, as to Borrower or any other Person, any of its Chairman, Vice-Chairman, Chief Executive Officer, President, Executive Vice President(s), Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer, who is duly authorized by the Board of Directors or other governing board of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with the Advance or any reporting requirements hereunder.

      BASE RATE means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Administrative Agent as its prime rate in effect at its principal office automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer or
(b) the sum of the Federal Funds Rate plus 100 basis points.

      BORROWER means Camden Property Trust, a Texas real estate investment trust, and its successors.

      BORROWER CONTROL GROUP means a management group which includes the President, the Chief Executive Officer, the Chief Financial Officer, and such other officers and Trust Managers approved by the President, the Chief Executive Officer and Chief Financial Officer.

      BUSINESS DAY means (a) for all purposes other than as covered by clause
(b) of this definition, any day of the week, other than Saturday, Sunday or other day Administrative Agent or any Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Tranches, a day that is a

CREDIT AGREEMENT (Camden Bridge Loan)                                     PAGE 2

Business Day described in clause (a) of this definition and that is a day other than a day on which banks are required or authorized to close in the London interbank market.

      CAMDEN L.P. means Camden Operating L.P., a Delaware limited partnership, and its successors.

      CAMDEN REALTY means Camden Realty, Inc., a Delaware corporation, and its successors.

      CAMDEN USA means Camden USA, Inc., a Delaware corporation, and its successors.

      CHANGE IN CONTROL means the acquisition by a person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (other than Borrower Control Group) of the beneficial ownership of issued and outstanding shares of the voting stock or similar ownership interests of Borrower, the result of which acquisition is that such person or such group possess in excess of 30% of the combined voting power of all the issued and outstanding voting stock or other similar ownership interests of Borrower.

      CLOSING DATE means the effective date of execution of this Agreement as designated in the first paragraph of this Agreement.

      CODE means the Internal Revenue Code of 1986, as amended.

      COMMITMENT means, with respect to each Lender, the amount indicated as the Commitment for such Lender on Schedule I, as such amount may be adjusted from time to time to account for any assignment of a Lender's interest as provided in
Section 11.10 of this Agreement, or pursuant to Section 3.13 or otherwise.

      COMMITMENT PERCENTAGE means, with respect to each Lender, the percentage indicated for such Lender as its Commitment Percentage on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Lender's interest as provided in Section 11.10, or pursuant to Section 3.13 or otherwise.

      COMPLIANCE CERTIFICATE means a certificate to be delivered by Borrower to Administrative Agent as a condition to closing pursuant to Section 4.1(e), and quarterly thereafter, each such Compliance Certificate to be in the form of Exhibit C hereto, with appropriate information for the period covered thereby.

      CONSEQUENTIAL LOSS has the meaning set forth in Section 3.5.

      CONSOLIDATED OR COMBINED means with reference to any term defined herein, that term as applied to the accounts of Borrower and its Subsidiaries, consolidated or combined in accordance with GAAP.

      CONSOLIDATED SUBSIDIARY means at any date any Subsidiary of Borrower the accounts of which, in accordance with GAAP, would be consolidated with the accounts of Borrower on the consolidated financial statements of Borrower as of such date.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 3

      CONTINGENT OBLIGATION of any Person means any obligation, contingent or otherwise, of such Person (a) with respect to any Debt, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect, thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, including, without limitation, any obligation
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase any real estate or other assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), (b) creating any exposure, contingent or otherwise, directly or indirectly, under any forward equity type products, derivatives or any other exposure considered or treated as debt by any Ratings Agency, or (c) assuring any creditor or purchaser from such Person against loss, including without limitation, any recourse obligation with respect to loans or other receivables sold with recourse to such Person, provided that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

      CONTRIBUTION AGREEMENT means the Contribution and Indemnification Agreement in the form attached hereto as Exhibit F, to be dated of even date herewith, executed by and among Borrower and the Guarantor Subsidiaries as of the Closing Date, and by each other Person that becomes a Guarantor Subsidiary after the Closing Date, which joinder may be by a supplement thereto, or any separate new or replacement Contribution Agreement signed by one or more Guarantor Subsidiaries after the Closing Date, and all amendments, supplements, replacements and restatements thereof.

      DEBT of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, including, without limitation, the Obligations and all other indebtedness, obligations and liabilities evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, but excluding trade payables, accounts payable, accrued interest and expenses, prepaid rents, security deposits and other accruals, (b) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (c) all obligations for indebtedness in respect of Contingent Obligations of such Person and obligations under interest rate swaps, hedge agreements and other similar agreements, (d) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (e) all obligations to purchase under agreements to acquire, or otherwise to contribute money, and (f) without duplication of any other Debt, all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (e) preceding.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 4

      DEFAULT means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      DEFAULT RATE means the fluctuating per annum rate of interest equal to the lesser of (a) four percent (4.0%) plus the Base Rate, or (b) the Maximum Lawful Rate.

      DESIGNATED SUCCESSOR AGENT means, at any given time, the Lender (other than Administrative Agent) which has the largest Commitment, or if the Lenders have no further commitment to lend hereunder, the largest Aggregate Loan Percentage; provided, however, if two or more such Lenders have the same Commitment or Aggregate Loan Percentage, as the case may be, at such time, then the Designated Successor Agent shall be such of those Lenders having the same Commitment or Aggregate Loan Percentage, as the case may be, which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor Administrative Agent in writing delivered to the outgoing Administrative Agent, within seven (7) Business Days after such Designated Successor Agent is determined, then the Lender other than Administrative Agent or such rejected or declining Designated Successor Agent which has the next largest Commitment or Aggregate Loan Percentage, as the case may be, shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

      DIDMCA means the Depositary Institutions Deregulation and Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C. Section 1735f-7.

      EFFECTIVE DATE means the date selected by Borrower to be the first day of the applicable Interest Period related to a LIBOR Rate Tranche.

      ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person approved by Administrative Agent and, so long as no Default is in existence and no Event of Default has occurred and is continuing, by Borrower (which approval by Borrower and Administrative Agent shall not be unreasonably withheld or delayed); provided, however, that none of Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

      EQUITY INTEREST and EQUITY INTERESTS have the meanings set forth in the Revolving Credit Agreement as in effect on the date hereof (provided that any changes thereto which are consented to in writing by Administrative Agent and each Lender shall be deemed incorporated into this Agreement automatically upon such written consent).

      EQUITY SECURITIES of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

      EVENT OF DEFAULT has the meaning set forth in Section 9.1.

      EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 5

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      FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal
Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions from three Federal funds brokers of recognized standing.

      GAAP means principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of Borrower or any of its Subsidiaries adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      GENERAL PARTNER means CPT-GP, Inc., a Delaware corporation, the sole general partner of Camden L.P., and its successors.

      GOVERNMENTAL AUTHORITY means any government, any state or other political subdivision thereof, any court, any governmental body, agency or instrumentality, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any arbitration authority.

      GUARANTOR SUBSIDIARIES means initially Camden USA, Camden Operating L.P., Camden Realty, Inc. and each Consolidated Subsidiary of Borrower that becomes a Guarantor Subsidiary after the date hereof pursuant to Section 5.3 (including Camden Summit Partnership L.P.) or otherwise, and their respective successors and assigns.

      GUARANTY AGREEMENT means the Guaranty Agreement of even date herewith executed by each of Camden USA, Camden L.P., Camden Realty and each Guaranty Agreement executed by a Guarantor Subsidiary subsequent to the date hereof pursuant to Section 5.3 or otherwise, in favor of Administrative Agent, for the ratable benefit of the Lenders (subject, however, to the provisions in favor of Senior Debt holders included in Section 5.6), guaranteeing full payment and performance of the Obligations, as it may be amended, modified, supplemented, replaced or restated from time to time, each such Guaranty Agreement to be substantially in the form attached hereto as Exhibit E.

      GUARANTY PROCEEDS has the meaning set forth in Section 5.6.

      IMPROVEMENTS means all improvements now or at any time hereafter located on any of the Real Estate (or any designated part thereof).

      INTEREST ADJUSTMENT DATE means the earlier of either the last day of an Interest Period or the Maturity Date.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 6

      INTEREST PERIOD means, with respect to a LIBOR Rate Tranche, a period selected by Borrower of one month, two months, or three months, commencing on the Effective Date of such LIBOR Rate Tranche; provided that (a) any Interest Period related to, and ending on a date later than, the Maturity Date, shall be deemed to end on the Maturity Date; (b) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if the next Business Day would fall in the next calendar month, the Interest Period shall end on the immediately preceding Business Day; and (c) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month.

      LAWS means all constitutions, treaties, statutes, laws, ordinances, codes, regulations, rules, orders, decisions, writs, injunctions, or decrees of the United States of America or any other Governmental Authority, now in effect and hereafter amended, issued, promulgated, or otherwise coming into effect.

      LEGAL REQUIREMENTS means (a) any and all present and future judicial decisions, laws, permits, licenses or certificates, of any Governmental Authority in any way applicable to Borrower or any Consolidated Subsidiary, (b) the presently or subsequently effective bylaws and articles or certificate of incorporation, partnership agreement and any other form of business association agreement of Borrower or any Consolidated Subsidiary, (c) any and all covenants, conditions or restrictions applicable to the Real Estate or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Property or any portion thereof, or to which Borrower or any Consolidated Subsidiary may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Property or any material part thereof, by Borrower or any Consolidated Subsidiary, or (ii) the financial condition of Borrower or any Consolidated Subsidiary.

      LENDERS means the financial institutions and other entities listed as a "Lender" on Schedule I attached hereto, as Schedule I may be modified, amended or supplemented from time to time.

      LIBOR MARGIN means the applicable margin based on the Applicable Debt Rating described in, and determined pursuant to, Schedule II.

      LIBOR RATE means, with respect to a LIBOR Rate Tranche for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the term "LIBOR Rate" for such Interest Period shall be the rate determined by Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the applicable LIBOR Rate Tranche and with a term equivalent to such Interest Period

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 7
would be offered by Administrative Agent's London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      LIBOR RATE TRANCHE means a portion of the Loan which bears interest computed with reference to an Adjusted LIBOR Rate.

      LIBOR RESERVE REQUIREMENT means, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Administrative Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Tranche is determined). Each determination by Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

      LIEN means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      LOAN means the $500,000,000 loan from the Lenders to Borrower evidenced by the Notes.

      LOAN DOCUMENTS means this Agreement, the Notes, the Guaranty Agreements, the Contribution Agreement, and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to the Loan or the Notes or otherwise executed and/or delivered from time to time pursuant to or in connection with this Agreement, as the same may be supplemented, modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

      MATURITY DATE means the 364th day following the date of this Agreement.

      MAXIMUM LAWFUL RATE means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Loan at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. For purposes of determining the Maximum Rate under the applicable Laws of the State of Texas, the applicable rate ceiling shall be the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended or supplemented; provided that to the extent permitted by applicable Laws

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 8
and subject to any notice or other requirements under applicable Laws, Administrative Agent may from time to time change the rate ceiling. If under applicable law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Loan, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the Loan Documents.

      MINIMUM NOTICE REQUIREMENT has the meaning set forth in Section 3.4(b).

      MOODY'S means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, such other ratings agency reasonably acceptable to Administrative Agent.

      MOODY'S RATING means the most recently announced rating from time to time of Moody's assigned to any class of long-term senior, unsecured liability securities issued by Borrower, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued.

      NET ASSET DISPOSITION PROCEEDS means, with respect to any sale of any Property by Borrower or any Subsidiary (including the direct or indirect sale of any stock or other Equity Securities of Borrower or any Subsidiary), the aggregate consideration received by such Person from such sale less the sum of
(a) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, (b) the actual amount of debt secured by such Property and required to be repaid as a condition to such sale, and (c) the reasonable legal expenses and other costs and expenses, including taxes payable, directly related to such sale that are to be paid by such Person.

      NET CONDEMNATION PROCEEDS means an amount equal to: (a) any cash payments or proceeds received by Borrower or a Subsidiary as a result of any condemnation or other taking or temporary or permanent requisition of any Property, any interest therein or right appurtenant thereto, or any change of grade affecting any Property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by such Person in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such condemnation, and
(iii) payment required to be made to any holder of a Lien on the affected Property by the loan documents between such Person and such lienholder and, if applicable, the amount expended to restore or replace the affected Property.

      NET DEBT PROCEEDS means, with respect to any issuance or incurrence of any Debt by Borrower or any Subsidiary, the aggregate consideration actually received by such Person from such issuance or incurrence less the sum of (a) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person and (b) the reasonable legal expenses and other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person.

      NET EQUITY PROCEEDS means, with respect to any issuance of Equity Securities by Borrower or any Subsidiary, the aggregate consideration actually received by such Person from such issuance less the sum of (a) the actual amount of the reasonable fees and commissions

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 9
payable to Persons other than such Person or any Affiliate of such Person and
(b) the reasonable legal expenses and other reasonable costs and expenses directly related to such issuance that are to be paid by such Person.

      NET INSURANCE PROCEEDS means an amount equal to: (a) any cash payments or proceeds received by Borrower or a Subsidiary under any casualty insurance policy in respect of a covered loss thereunder with respect to any Property, minus (b) (i) any actual costs incurred by such Person in connection with the adjustment or settlement of any claims of such Person in respect thereof (including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such event, and (iii) payment required to be made to any holder of a Lien on the affected Property by the loan documents between such Person and such lienholder and, if applicable the amount expended to restore the affected Property.

      NOTES means the promissory notes substantially in the form of Exhibit A hereto with appropriate insertions evidencing the Loan, executed by Borrower, payable to the order of each Lender, each in the principal face amount of the respective Lender's Commitment, as such notes may be amended, renewed or extended from time to time, and all notes given in amendment, replacement or restatement thereof, in whole or in part, including without limitation in connection with an assignment of a Lender's interest hereunder or the addition of a new Lender hereunder.

      OBLIGATIONS means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower or any Guarantor Subsidiary now or hereafter existing or arising under or in connection with this Agreement, the Notes, or any other of the Loan Documents (specifically including, without limitation, the principal amount outstanding under the Notes), together with:
(a) all interest accrued thereon; (b) all reasonable costs, expenses, and attorneys' fees of counsel to Administrative Agent and of counsel to any Lender (subject to any limitations set forth in Section 11.4) incurred in the documentation of any amendments, waivers or extensions of the Loan Documents or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower or any Guarantor Subsidiary or any other Consolidated Subsidiary); (c) the reimbursement and payment of all sums which might be advanced by Administrative Agent or any Lender to pay or satisfy amounts required to be paid by Borrower or any Guarantor Subsidiary under this Agreement or under any other Loan Document; (d) all liability which Borrower or any Guarantor Subsidiary may incur with respect to any interest rate swap or hedge agreements between Borrower or any Guarantor Subsidiary and any Lender pertaining to the Loan; and (e) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any collateral that may ever be given for the obligations and indebtedness hereunder; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness.

      PARTICIPANT has the meaning set forth in Section 11.10(d).

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 10

      PERSON means an individual, a corporation, a limited liability company, a partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      POOL has the meaning set forth in the Revolving Credit Agreement as in effect on the date hereof (provided that any changes thereto which are consented to in writing by Administrative Agent and each Lender shall be deemed incorporated into this Agreement automatically upon such written consent).

      PROPERTY means, collectively, all real or personal property and assets, and any interests therein, owned at any time by Borrower or any of its Consolidated Subsidiaries.

      RATINGS AGENCY means S&P or Moody's, or any other ratings agency replacing either of S&P or Moody's as provided in the definitions thereof.

      REAL ESTATE means all real property and Improvements at any time owned or leased (as lessee or sublessee) by Borrower or any of its Consolidated Subsidiaries.

      REGISTER has the meaning set forth in Section 11.10(b).

      REGULATORY CHANGE shall mean the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

      REPRESENTATIVES has the meaning set forth in Section 10.4.

      REQUIRED LENDERS means:

            (a) All Lenders in order to make any amendment or modification to
(i) change the definitions of Commitment, Commitment Percentage or Aggregate Loan Percentage, (ii) extend the due date for, decrease the amount or rate of calculation of, or waive the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest on any of the Notes, or under this Agreement or any fees payable to the Lenders under the Loan Documents, except, in each case, any adjustments or reductions expressly contemplated hereby or in any Loan Document, (iii) increase the amount of the Total Commitment, (iv) reinstate any of the Notes and other indebtedness pursuant to the provisions in
Section 9.3, (v) release Borrower or, except as otherwise provided in this Agreement, any Guarantor Subsidiary from its liability for payment of the Obligations, or (vi) change this definition of Required Lenders.

            (b) Except as provided in paragraph (a) above, Lenders whose Commitments at the time in question in the aggregate equal or exceed 66-2/3% of the Total Commitment; provided, however, that if the Maturity Date has occurred, or the Lenders have no commitment to lend hereunder, or an Event of Default is in existence, then it shall mean the Lenders holding Notes, with an aggregate unpaid principal balance equal to or greater than 66-2/3% of the aggregate unpaid principal balance of all the Notes at the time in question.

      REVOLVING CREDIT AGREEMENT means that certain Amended and Restated Credit Agreement executed as of January 14, 2005, by and among Borrower, Bank of America, N.A., as

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 11
administrative agent, JP Morgan Chase Bank, as Syndication Agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A. as Documentation Agents, and the lenders from time to time a party thereto, as amended, restated, supplemented, replaced or recast from time to time.

      RIGHTS means rights, remedies, powers, privileges and benefits.

      S&P means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or if S&P no longer publishes ratings, then such other ratings agency reasonably acceptable to Administrative Agent.

      S&P RATING means the most recently announced rating from time to time of S&P assigned to any class of long-term senior, unsecured liability securities issued by Borrower, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued.

      SENIOR DEBT has the meaning set forth in Section 5.6.

      SUBSIDIARY means, for any Person, any corporation, partnership, association, trust or other business entity (a) of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) is at the time directly or indirectly owned by, or the management is otherwise controlled by, such Person and any Subsidiaries of such Person, or (b) the accounts of which would be consolidated with the accounts of Borrower on Borrower's consolidated financial statements prepared in accordance with GAAP. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of Borrower and its Subsidiaries.

      SUMMIT ACQUISITION means (i) the merger of Summit Properties, Inc., a Maryland corporation with and into Camden Summit, Inc., a Delaware corporation and (ii) the conversion of limited partnership interests in Summit Properties Partnership, L.P. into limited partnership interests in Camden Summit Partnership, L.P.

      TAXES means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

      TOTAL COMMITMENT means, at any time, the sum of the Commitments of all of the Lenders.

      UNENCUMBERED PROPERTY and UNENCUMBERED PROPERTIES have the meanings set forth in the Revolving Credit Agreement as in effect on the date hereof (provided that any changes thereto which are consented to in writing by Administrative Agent and each Lender shall be deemed incorporated into this Agreement automatically upon such written consent).

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 12

      VARIABLE RATE means a fluctuating rate of interest equal to the Base Rate plus the Variable Rate Margin.

      VARIABLE RATE MARGIN means the applicable margin based on the Applicable Debt Rating of Borrower as described in, and determined pursuant to, Schedule II.

      VARIABLE RATE TRANCHE shall mean that portion of the Loan which bears interest computed with reference to the Variable Rate.

      WORK means the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any part of the Property.

      SECTION 1.2. Singular and Plural; Gender. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement. Words of any gender shall include each other gender where appropriate.

      SECTION 1.3. Substantive Definitions. The terms, provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

      SECTION 1.4. Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

      SECTION 1.5. Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

      SECTION 1.6. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 13

                                   ARTICLE 2
                                   COMMITMENT

      SECTION 2.1. Advance. Subject to and upon the terms, covenants and conditions of this Agreement, each Lender severally agrees to make its pro rata part (based on its Commitment Percentage) of the Loan in a single Advance in the manner set forth in Section 2.2, for the Summit Acquisition. This Loan is not revolving. Any amount repaid under the Loan may not be reborrowed. Once the Lenders have made the Advance to Borrower, their Commitment to lend under this Agreement is terminated. The amount outstanding under the Loan set forth on the books and records of Administrative Agent maintained in the ordinary course of business shall be presumptive evidence of the principal amount thereof owing and unpaid from time to time, but the failure to record any such amount shall not limit or affect the Obligations.

      SECTION 2.2. Method of Borrowing. Subject to the terms and conditions of this Agreement, Borrower shall be entitled to obtain the Advance of the Loan from the Lenders in the following manner:

            (a) Request for Advance. Borrower shall request the Advance by delivering to Administrative Agent an irrevocable written request (an "Advance Request") in the form of Exhibit B, duly executed by Borrower not later than 11:00 a.m. (Dallas time) at least three (3) Business Days before the date of the Advance, which shall be a Business Day, specifying (A) the date of the Advance,
(B) the amount of the Advance, which shall be in an aggregate principal amount not to exceed $500,000,000, (C) whether the Advance is to be a LIBOR Rate Tranche or Variable Rate Tranche (or a combination thereof), and (D) in the case of a LIBOR Rate Tranche, the duration of the Interest Period(s) applicable thereto. Notices received after 11:00 a.m. (Dallas time), shall be deemed received on the next Business Day.

            (b) Notice To Lenders. Administrative Agent shall promptly notify the Lenders of the Advance Request received from Borrower. Each Lender shall, not later than 11:00 a.m. Dallas, Texas time, on the requested Advance date, deliver to Administrative Agent, at its address set forth herein, such Lender's Commitment Percentage of the Advance, in immediately available funds in accordance with Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of the Advance, Administrative Agent shall disburse the amounts made available to Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of Borrower maintained with Administrative Agent. The Advance shall be made by each Lender according to its Commitment Percentage.

            (c) Advance Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Advance available to Administrative Agent on the requested Advance date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of the requested Advance available to Administrative Agent on the requested Advance date, Administrative Agent shall seek to recover the applicable amount on demand (i) from that Lender, together with interest at the Federal Funds Rate, for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 14

(but excluding) the date Administrative Agent recovers the amount from that Lender, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Advance for the period commencing on the date of the Advance and ending on (but excluding) the date Administrative Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of the Advance.

      SECTION 2.3. Disbursement and Performance by Lenders.

            (a) If Borrower fails to pay or perform any of the Obligations when due and there exists any Event of Default which is continuing, Administrative Agent, in Borrower's name or in its own name, shall have the right but not the obligation, to pay or perform such Obligation, including (i) payment to any Governmental Authority of taxes, assessments and other charges with respect to any of the Property; (ii) payment to insurers to maintain insurance; (iii) payment to the holder of any lien or encumbrance prohibited by the Revolving Credit Agreement to remove same; (iv) performing any other Obligation including payment to any third party Administrative Agent deems necessary or advisable in connection with any Work or expenses incident to any Property or the Loan; and
(v) taking any action and paying any amounts Administrative Agent deems necessary or advisable to protect and preserve Borrower's title to the Property, or any security that may at any time be given for the Obligations. Borrower hereby assigns and pledges the proceeds of the Loan to Administrative Agent and the Lenders for such purpose. No such action, payment or disbursement or failure to act, pay or disburse, shall cure or waive any Default or Event of Default or waive any right or remedy of Administrative Agent or the Lenders.

            (b) Any funds of the Lenders paid or used for any of the purposes referred to in Section 2.3(a) shall constitute an advance of the Loan and be a part of the Obligations, even if in excess of the Total Commitment. Administrative Agent and the Lenders may rely on any statement, invoice, claim or notice without inquiry into the validity or accuracy thereof, and without liability for the sufficiency or adequacy of any such action or payment except for the gross negligence or willful misconduct of Administrative Agent or the Lenders. Upon making any such payment the Lenders shall be subrogated to all rights of the Person receiving such payment. The amount and nature of any such expense or expenditure and the time when paid shall be presumptively established by the statement of Administrative Agent of the amount and nature thereof.

            (c) All costs, expenses and disbursements incurred by Administrative Agent or the Lenders under this Section 2.3, in connection with any Default or Event of Default, to protect or preserve the Property, or which are reimbursable by Borrower under any provision of this Agreement or any Loan Document shall be a part of the Obligations, even if in excess of the Total Commitment. Except as provided otherwise in the Loan Documents, if incurred before the Maturity Date, such costs, expenses and disbursements shall be paid or reimbursed to Lenders upon demand and shall bear interest until paid (i) from the date incurred or paid until the date ten (10) days after demand, at the per annum rate equal to the lesser of the Maximum Lawful Rate or the Variable Rate, provided that if at any time the Variable Rate would exceed the Maximum Lawful Rate then the Variable Rate shall be limited to the Maximum Lawful Rate, but, to the extent permitted by applicable Laws, any subsequent reductions in the Variable Rate shall not

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 15
reduce the Variable Rate below the Maximum Lawful Rate until the total amount of interest accrued at the Maximum Lawful Rate equals the amount of interest which would have accrued if the Variable Rate had not been limited by the Maximum Lawful Rate, and (ii) from and after the date ten (10) days after demand, at the per annum rate equal to the lesser of the Maximum Lawful Rate or the Default Rate. Except as provided otherwise in the Loan Documents, if incurred after the Maturity Date, all such costs and expenses shall be reimbursed by Borrower to the Lenders upon demand by Administrative Agent and shall bear interest until paid at the per annum rate equal to the lesser of the Maximum Lawful Rate or the Default Rate.

                                   ARTICLE 3
                                TERMS OF THE LOAN

      SECTION 3.1. Notes. The Loan shall be evidenced by the Notes and each Lender shall receive an original executed Note in an amount equal to such Lender's Commitment. All outstanding principal of the Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Maturity Date. The Loan is not revolving. Amounts borrowed under the Note and repaid may not be reborrowed.

      SECTION 3.2. Interest Rate. Interest on the Notes shall accrue at a rate per annum equal to the lesser of (a) the Applicable Rate as selected by Borrower pursuant to this Agreement, subject, however, to the provisions of Section 11.8, or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced by the Notes equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

      Without notice to Borrower or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, the Adjusted LIBOR Rate and the Variable Rate shall fluctuate upward and downward as and in the amount by which the LIBOR Margin or the Variable Rate Margin fluctuates, subject always to limitations contained in this Agreement.

      SECTION 3.3. Payments.

            (a) Interest Payments. Interest on the Notes shall be due and payable as it accrues on (a) the tenth (10th) day of each calendar month after the Advance, and continuing on the tenth (10th) day of each month thereafter until the Maturity Date, and (b) at the end of each Interest Period as to any LIBOR Rate Portion then expiring, and on demand after the Maturity Date so long as any principal of any Note remains unpaid.

            (b) Optional Principal Prepayments. Borrower may prepay principal of the Loan in the manner and on the conditions set forth in Section 3.5.

            (c) Mandatory Principal Prepayments. Subject to compliance with
Section 3.5, Borrower shall make mandatory prepayments on the Loan as follows:

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 16

                  (1) Borrower shall, immediately after the completion of each sale or other disposition which results in Net Asset Disposition Proceeds, prepay the Loan in an aggregate principal amount equal to one hundred percent (100%) of such Net Asset Disposition Proceeds.

                  (2) If, at any time after the date that the Loan is Advanced, Borrower or any Subsidiary issues or incurs any Debt for borrowed money, including Debt evidenced by notes, bonds, debentures or other similar instruments, Borrower shall, immediately after such issuance or incurrence, prepay the Loan in an aggregate principal amount equal to one hundred percent (100%) of the Net Debt Proceeds of such Debt.

                  (3) If, at any time after the Closing Date, Borrower or any Subsidiary issues or sells any Equity Securities, Borrower shall, immediately after such issuance or sale, prepay the Loan in an aggregate principal amount equal to one hundred percent (100%) of the Net Equity Proceeds of such Equity Securities.

                  (4) No later than three (3) Business Days following the date of receipt by Borrower or a Subsidiary of any Net Insurance Proceeds or Net Condemnation Proceeds, Borrower shall prepay the Loan in an amount equal to the aggregate amount of the sum of such Net Insurance Proceeds and Net Condemnation Proceeds.

      SECTION 3.4. Conversion of Tranches and Interest Rate Elections.

            (a) Conversion to Variable Rate. Borrower may, on any Interest Adjustment Date (other than the Maturity Date), convert amounts of any LIBOR Rate Tranches into Variable Rate Tranches with interest accruing thereon with reference to the Variable Rate, as provided in Section 3.2.

            (b) Selection of LIBOR Rate Pricing. Upon at least three (3) Business Days' prior written notice from Borrower to Administrative Agent ("Minimum Notice Requirement"), and subject to the conditions provided in this Agreement, Borrower may, on any date prior to the Maturity Date, convert amounts of not less than Five Million and No/100 Dollars ($5,000,000.00) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof of any Variable Rate Tranches into LIBOR Rate Tranches, as applicable, with interest accruing thereon with reference to the Adjusted LIBOR Rate, for the Interest Period selected in such notice.

            Each notice of Adjusted LIBOR Rate election by Borrower (whether in connection with an initial funding or a conversion of an existing funding) shall include (i) the amount of the proposed aggregate LIBOR Rate Tranches, (ii) the Interest Period selected by Borrower, and (iii) the Effective Date, and is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date that is one, two, or three months later, as elected by Borrower in its notice to Administrative Agent; (2) Borrower's written notice of an election shall be received by Administrative Agent in time to satisfy the Minimum Notice Requirement; (3) the last day of the Interest Period will not be subsequent in time to the Maturity Date, (4) in the case of a continuation of a LIBOR Rate Tranche, the Interest Period applicable after such continuation shall commence on the last day of the preceding

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 17

Interest Period; (5) no LIBOR Rate election shall be made (A) if Administrative Agent reasonably determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, (B) if it becomes impracticable for Administrative Agent or any Lender to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, (C) if Administrative Agent or any Lender reasonably determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to such Lender of maintaining the applicable LIBOR Rate Tranches at such rate, (D) if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders to maintain any such LIBOR Rate election, or (E) if (in the instance of a requested twelve month Interest Period), any Lender notifies Administrative Agent that it is unwilling or unable to agree to such LIBOR Rate election due to the length of the requested Interest Period; (6) there shall never be more than four (4) LIBOR Rate Tranches, in the aggregate, in effect at any one time under the Loan; and
(7) no LIBOR Rate election shall be made after the occurrence and during the continuance of a Default or Event of Default. If only one or two Lenders are unwilling or unable to make a LIBOR Rate Tranche solely because of the reasons set forth in clause 5(E) above (a "Rate Affected Lender"), but all other Lenders are willing and able to make such LIBOR Rate Tranche and Borrower elects, notwithstanding such notice from the Rate Affected Lenders, to continue with such LIBOR Rate Tranche, all Lenders other than the Rate Affected Lender shall all make such LIBOR Rate Tranche and the Rate Affected Lender shall make a Variable Rate Tranche for the applicable Interest Period, but shall be subject to being replaced pursuant to Section 3.13 hereof.

            (c) Election and Conversion to Variable Rate. To the extent Borrower has not made an effective election under and in accordance with Section 3.4(a) or (b) above (including without limitation at the expiration of an Interest Period), the Applicable Rate shall be the Variable Rate. If Borrower has failed to make such election at the end of an Interest Period, the Lenders shall be deemed to have made a Variable Rate Tranche in the amount, and in replacement, of the LIBOR Rate Tranche then maturing.

      SECTION 3.5. Prepayments. Borrower may prepay the Loan in whole or in part without any penalty; provided, however, if the Borrower shall prepay any LIBOR Rate Tranche prior to the expiration of its applicable Interest Period or if Borrower shall fail to obtain the Advance or convert any amounts after delivering and pursuant to an election satisfying the Minimum Notice Requirement (unless Borrower elects to cancel a LIBOR Rate Tranche due to one or more Rate Affected Lenders giving notice under clause 5(E) of Section 3.4(b) that they are unable or unwilling to maintain such LIBOR Rate Tranche), Borrower shall pay to the Lenders an amount (the "Consequential Loss") equal to any actual loss, expense or reduction in yield that any such Lender reasonably incurs as a result of such event. Any Consequential Loss required to be paid by Borrower pursuant to this Section 3.5 or any other provisions of this Agreement or of the other Loan Documents in connection with the prepayment of any LIBOR Rate Tranches shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under LIBOR Rate Tranches or any part thereof due to an Event of Default. A Lender (through Administrative Agent) must request compensation under this Section 3.5 as promptly as practicable after it obtains knowledge of the event which entitles it to such compensation, but in any event within 180 days after it obtains such knowledge and pursuant to a certificate which sets forth the amount such Lender is entitled to receive pursuant to this Section 3.5 and the basis for determining such amount, which

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 18
certificate shall be presumptively correct as to the matters set forth therein in the absence of manifest error. Any amounts received by Administrative Agent from Borrower pursuant hereto shall be disbursed by Administrative Agent in immediately available funds to the Lenders requesting such amounts.

      SECTION 3.6. General Provisions as to Payments. All payments and indemnities required to be made by Borrower under any of the Loan Documents shall be joint and several obligations of Borrower and each Guarantor Subsidiary. Borrower shall make each payment of principal and interest on the Loan and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Administrative Agent at Administrative Agent's Dallas address for payments set forth in Schedule I, without setoff, counterclaim or reduction. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 12:00 noon (Dallas, Texas time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender a payment on the applicable Note, in accordance with such Lender's pro rata share of each such payment received by Administrative Agent. For purposes of calculating accrued interest on the Loan, any payment received by Administrative Agent as aforesaid by 12:00 noon (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Administrative Agent. Whenever any payment of principal or interest on the Loan, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended pursuant to the preceding or operation of law or otherwise, interest thereon shall be payable for such extended time. If Administrative Agent shall fail to deliver to any Lender such Lender's pro rata portion of any principal, interest or fees received by Administrative Agent as required by this Agreement, then in addition to its pro rata portion of such payment, such Lender shall be entitled to receive from Administrative Agent interest on the amount which has failed to be timely paid at the Federal Funds Rate, for the period commencing on the date Administrative Agent was required to deliver such payment and ending on (but excluding) the date such payment is made.

      SECTION 3.7. Application of Payments.

            (a) So long as no Event of Default has occurred and is continuing, all payments received by Administrative Agent or Lenders hereunder from or on behalf of Borrower shall be applied first to pay any unpaid fees owing to Administrative Agent or the Lenders, then to pay any accrued interest then due and payable first on the Notes, then to repay the principal amount of the Notes, and then to pay any other Obligations in the manner and order determined by Administrative Agent in its sole discretion.

            (b) After the occurrence and during the continuance of an Event of Default, all payments (including prepayments) received by Administrative Agent or any Lender hereunder from or on behalf of Borrower shall be applied first to pay the other Obligations in the manner and order determined by the Required Lenders as provided in Section 9.9 hereof.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 19

      SECTION 3.8. Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Notes shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Notes, shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations, except as otherwise provided by applicable law.

      SECTION 3.9. Computation of Interest and Fees. All interest payable on the Notes and the amount of all fees payable hereunder, shall be computed based on the number of days elapsed and, 360 days per year, subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

      SECTION 3.10. Lenders' Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or Governmental Authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that as a consequence of its obligations under the Loan the rate of return on it capital has been reduced to a level below that which it otherwise would have achieved (taking into consideration its policies with respect to capital adequacy) then such Lender may notify Borrower of such fact, and commencing ninety (90) days following such notice, Borrower shall pay to such Lender or Administrative Agent (for such Lender) from time to time on demand, as an additional fee payable hereunder, such amount as Lender shall determine in good faith and certify in a notice to Borrower in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for such loss. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

      SECTION 3.11. Regulatory Changes; Indemnification for Failure to Pay When Due.

            (a) If, on or after the Closing Date, any Regulatory Change shall make it unlawful, impracticable or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Tranches, as applicable, and such Lender shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other applicable Lenders and Borrower, whereupon until such Lender notifies Borrower and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to maintain or fund LIBOR Rate Portions shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Tranches, to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of such Lender's portion of the LIBOR Rate Tranches, together with accrued interest thereon. Concurrently with prepaying such portion of the LIBOR Rate Tranches, Borrower shall borrow a Variable Rate Tranche in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Tranches of the other Lenders), and such Lender shall make such Variable Rate Tranche. If a Lender shall be unable to make, maintain or fund LIBOR Rate Tranches, as above provided for more than sixty (60) days, and the other Lenders are not similarly restricted, Borrower shall be entitled to designate an Eligible

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 20

Assignee acceptable to Administrative Agent to purchase the interest of the Lender which is unable to fund LIBOR Rate Tranches and such Lender shall sell its interest to such Eligible Assignee within ten (10) Business Days of Borrower's request. Any such purchase shall be in accordance with and subject to the provisions of Section 11.10.

            (b) Borrower shall promptly indemnify (i) Administrative Agent and the Lenders against any actual loss or expense which Administrative Agent or the Lenders may, as a consequence of Borrower's failure to make a payment on the date such payment is due hereunder, or the payment, prepayment or conversion of any LIBOR Rate Tranches on a day other than an Interest Adjustment Date, reasonably sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Tranches, including, without limitation, any Consequential Loss; and (ii) the Lenders against and reimburse the Lenders for increased costs to Lenders, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Tranches (Administrative Agent shall give Borrower written notice of such costs within ninety (90) days of its or any Lender's implementation and/or compliance with any such Regulatory Change, and such costs shall be reimbursed to such Lender prior to the earlier of (A) the Maturity Date, or (B) ten (10) days following written notice thereof from Administrative Agent to Borrower). All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

      SECTION 3.12. Taxes.

            (a) No Deduction for Taxes. Except as provided in Section 3.12(d), any and all payments by Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, (i) in the case of each Lender, Participant and Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender, Participant or Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender or Participant, income and franchise taxes imposed by the jurisdiction of such Lender's or Participant's Applicable Lending Office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, Participant or Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.12) such Lender, Participant or Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) Borrower shall deliver to Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.12(c); provided that Borrower shall not be required to increase any payment by any amount which such Lender shall be entitled to have repaid by the taxing authority upon filing of the appropriate documents.

            (b) Indemnification. Borrower shall indemnify each Lender and Administrative Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
Section 3.12) paid by any Lender,

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 21

Participant or Administrative Agent (as the case may be), except for (i) in the case of each Lender, Participant and the Administrative Agent, income and franchise taxes imposed on net income by the jurisdiction under the laws of which such Lender, Participant or Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender or Participant, income and franchise taxes imposed on net income by the jurisdiction of such Lender's or Participant's Applicable Lending Office or any political subdivision thereof, as required by the applicable taxing authority, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date any Lender or Administrative Agent (as the case may be) makes written demand therefor. Each Lender and Administrative Agent agrees to notify Borrower of any event occurring after the Closing Date entitling such Lender or Administrative Agent to indemnification under this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender or Administrative Agent to give such notice shall not result in any liability to such Lender or Administrative Agent or release Borrower from any of its obligations hereunder. Each Lender and Administrative Agent, as applicable, shall only be entitled to indemnification under this Section 3.12 for Taxes paid during the ninety (90) day period ending on the date Borrower receives the notice described in the immediately preceding sentence; provided, that from and after such notice, such Lender or Administrative Agent shall be entitled to compensation for Taxes occurring after such notice until such time as such Taxes cease to exist.

            (c) Tax Payment Receipt. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to Administrative Agent.

            (d) Tax Forms. Each Lender or Participant that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income, or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701 (a) (30) of the Internal Revenue Code (a "Non-U.S. Lender") shall deliver to Borrower and Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased ) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (i) two duly completed and signed copies of either Internal
            Revenue Service Form W-8BEN (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form W-8ECI (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents certifying that such amounts are effectively connected to the Non-U.S. Lender's conduct of a trade or business within the United States), or successor and related applicable forms, as the case may be; or

CREDIT AGREEMENT (Camden Bridge Loan)
                                                                         PAGE 22

                  (ii) in the case of a Non-U.S. Lender that is not a "bank"
            within the meaning of Section 881 (c) (3) (A) of the Code and that does not comply with the requirements of clause (i) hereof, (x) a statement in a form as shall be reasonably requested by Borrower from time to time to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable forms.

Further, each Non-U.S. Lender agrees (i) to deliver to Borrower and Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of Forms W-8BEN or W-8ECI, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations and
(ii) in the case of a Non-U.S. Lender that delivers the statement required by clause (d)(ii) hereof, to deliver to Borrower and Administrative Agent, and if applicable, the assigning Lender such additional statements and forms as shall be reasonably requested by Borrower from time to time; unless, in any such case, any change in law or regulations has occurred subsequent to the date such Lender became a party to this Agreement ( or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies Borrower and Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this
Section 3.12. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 3.12 that such Non-U.S. Lender is not legally able to deliver, it being understood and agreed that Borrower shall withhold or deduct such amount from any payments made to any Non-U.S. Lender that Borrower reasonably determines is required by law and that payments resulting from a failure to comply with this Section 3.12 shall not be subject to payment or indemnity by Borrower and Guarantors pursuant to this Section 3.12.

            (e) Form W-9. Upon the request of Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of United States Internal Revenue Service Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

      SECTION 3.13. Replacement of a Lender. If Borrower is required pursuant to
Section 3.10 or 3.12 to make any additional payment to any Lender or if any Lender becomes a Rate Affected Lender (any Lender so affected an "Affected Lender"), Borrower may elect, if such amounts continue to be charged or so long as such Lender is a Rate Affected Lender, to replace such Affected Lender as a Lender under this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that,

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 23
concurrently with such replacement, (a) an Eligible Assignee shall agree, as of such date, to purchase for cash the Loan and other Obligations due to the Affected Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date, and (b) Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.10 and 3.12.

                                   ARTICLE 4
                       CONDITIONS TO CLOSING AND ADVANCES

      SECTION 4.1. Conditions To Closing. The obligation of Lenders to enter into this Agreement and thereby commit to make the Loan as provided herein is subject to the satisfaction of the following conditions and requirements:

            (a) receipt by Administrative Agent of (i) this Agreement, properly executed by Borrower and each Guarantor Subsidiary as of the Closing Date, and
(ii) evidence acceptable to Administrative Agent that Borrower has paid all fees and expenses required to be paid by Borrower as of the Closing Date;

            (b) receipt by each Lender of its Note, properly executed by Borrower, together with its portion of any upfront commitment fee as may be agreed to among Borrower, Administrative Agent and the Lenders;

            (c) receipt by Administrative Agent of a Guaranty Agreement executed by each Guarantor Subsidiary as of the Closing Date;

            (d) receipt by Administrative Agent of the Contribution Agreement in form and substance satisfactory to Administrative Agent, executed by Borrower and each Guarantor Subsidiary as of the Closing Date;

            (e) receipt by Lenders of (i) the audited annual financial statements for Borrower and its Consolidated Subsidiaries dated December 31, 2003, (ii) the unaudited financial statements of Borrower and its Consolidated Subsidiaries, dated September 30, 2004, and (iii) a Compliance Certificate effective as of the last day of the fiscal quarter immediately preceding the Closing Date (with any material changes since the end of such fiscal quarter being noted therein), executed by Borrower, in the form attached hereto as Exhibit C;

            (f) receipt by Administrative Agent of an opinion of legal counsel for Borrower, each Guarantor Subsidiary and General Partner, opining as to the due organization and existence of Borrower, each Guarantor Subsidiary and General Partner, the due authorization and execution of each of the Loan Documents and the enforceability of each of the Loan Documents, and such other matters as Administrative Agent may request, in form and substance reasonably satisfactory to Administrative Agent;

            (g) receipt by Administrative Agent of all resolutions, certificates or documents it may reasonably request relating to the formation, existence and good standing of

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 24

Borrower, each Guarantor Subsidiary and General Partner on the Closing Date, corporate authority for the execution and validity of this Agreement and the other Loan Documents, and any other matters relevant to this Agreement, all in form and substance satisfactory to Administrative Agent, which resolutions, certificates and documents shall include, without limitation, (i) the certificates of incorporation and bylaws, trust agreement, partnership agreement or other appropriate organizational documents for Borrower, each Guarantor Subsidiary and General Partner, (ii) resolutions of the Board of Trust Managers of Borrower and the Board of Directors of Camden USA and Camden Realty, Inc. and General Partner, and any required partner resolutions or consents of Camden L.P. authorizing the execution of the Loan Documents on behalf of Borrower, each Guarantor Subsidiary and General Partner, (iii) certificates of incumbency for the officers of Borrower, each Guarantor Subsidiary and General Partner, and
(iv) certificates of corporate or limited partnership existence and good standing issued by the state of organization of (and to the extent provided by the state of organization with regard to) Borrower, each Guarantor Subsidiary and General Partner, and, as requested by Administrative Agent, from the appropriate Governmental Authority of each state in which Borrower, each Guarantor Subsidiary and General Partner is required by applicable law to be qualified;

            (h) receipt by Administrative Agent of copies of certificates of insurance for each insurance policy maintained by Borrower or any Consolidated Subsidiary with respect to the Property;

            (i) receipt by Administrative Agent of an organizational chart showing Borrower and all of its Subsidiaries and detailing ownership of the equity interests in each Subsidiary, and all joint ventures and partnerships in which Borrower or any Consolidated Subsidiary has an interest, and in which States Borrower and each such Subsidiary are incorporated or organized, as in effect on the last day of the fiscal quarter preceding the Closing Date (with any material changes thereto being noted thereon), being attached hereto as
Schedule III;

            (j) completion by Administrative Agent of a due diligence review of the assets, liabilities (including contingent liabilities) and business of Borrower and its Subsidiaries, and Summit Properties, Inc., Summit Properties Partnership, L.P. and their Subsidiaries, in scope and with results satisfactory to Administrative Agent in its reasonable discretion;

            (k) each representation and warranty contained herein, in the Revolving Credit Agreement and in the mandate or commitment letter between Borrower and Administrative Agent in connection with the Loan shall be true and complete in all material respects, and Borrower shall have complied with all of the terms and conditions of such mandate or commitment letter;

            (l) since the date of the mandate or commitment letter, there shall have not have occurred (i) a material adverse change in or disruption of the market for syndicated bank credit facilities or in the financial, banking or capital markets generally, or (ii) a competing offering, placement or arrangement of any debt, securities or other financing by or on behalf of Borrower or any of its Subsidiaries that, in either instance, in the judgment of Administrative

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 25

Agent and Arranger could reasonably be expected to impair the syndication or refinancing of the Loan;

            (m) since September 30, 2004, there shall have not have occurred a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or in the assets or liabilities (actual or contingent) of Summit Properties, Inc., Summit Properties Partnership, L.P. and their Subsidiaries, taken as a whole; and

            (n) receipt by Administrative Agent and/or Lenders of all other documents, instruments, certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement and the other Loan Documents.

All the documents, instruments, certificates, information, evidences and opinions referred to in this Section 4.1 shall be delivered to Administrative Agent no later than the Closing Date, and Lenders shall not be bound by or obligated hereunder until Administrative Agent has received all such items.

      SECTION 4.2. Conditions To The Advance. The obligation of Lenders to fund the Advance as provided herein is subject to the satisfaction of the following conditions and requirements:

            (a) timely receipt by Administrative Agent of the Advance Request;

            (b) immediately before and after giving effect to the Advance, no Default or Event of Default shall have occurred and be continuing and the making of the Advance shall not cause a Default;

            (c) the representations and warranties contained in the Revolving Credit Agreement and incorporated herein by reference and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the Advance, except that all representations and warranties that speak as of a particular date shall only be required on the date of the Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

            (d) receipt and approval by Administrative Agent of all agreements, due diligence, evidence of title and other information related to the Summit Acquisition as it may reasonably require;

            (e) such evidence as Administrative Agent shall reasonably require as to the prior or contemporaneous consummation of the Summit Acquisition; and

            (f) receipt and approval by Administrative Agent of such evidence and information as it may reasonably require relating to the potential formation of a joint venture among Borrower and a capital provider or providers for the purpose of purchasing a substantial portion of the Property, the proceeds of which sale will be available to repay a portion of the Loan.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 26

                                   ARTICLE 5
                   UNENCUMBERED PROPERTIES POOL AND GUARANTIES

      SECTION 5.1. Unencumbered Properties Pool. Borrower covenants to maintain the Pool in accordance with the parameters set forth in Section 5.1 of the Revolving Credit Agreement, as in effect on the date hereof (provided that any changes thereto which are consented to in writing by Administrative Agent and each Lender shall be deemed incorporated into this covenant automatically upon such written consent).

      SECTION 5.2. Negative Pledge Agreements. Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, (a) grant or suffer to exist any Lien against any of the Unencumbered Properties in the Pool if such Lien would be in violation of this Article V or Section 8.7 of the Revolving Credit Agreement, (b) enter into any negative pledge agreements with any other Person such that Borrower shall be prohibited at any time from granting, or causing any Consolidated Subsidiaries to grant, to Administrative Agent, for the benefit of the Lenders, a first priority lien and security interest in any of the Unencumbered Properties as security for the Obligations, or (c) enter into any negative pledge agreements with respect to the Equity Interests of any Guarantor Subsidiary in violation of Section 8.13 of the Revolving Credit Agreement, or grant any Lien with respect to the Equity Interests of any Guarantor Subsidiary.

      SECTION 5.3. Additional Guarantor Subsidiaries. Contemporaneously with the execution of this Agreement, Borrower has caused each of Camden USA, Camden Operating L.P., and Camden Realty, Inc. to execute and deliver to Administrative Agent for the benefit of Lenders a Guaranty Agreement. Borrower will promptly notify Administrative Agent of the formation of any material new Consolidated Subsidiary and all assets owned or to be owned by such Consolidated Subsidiary (and, in any event, will disclose with the quarterly financial information provided to Administrative Agent, all Consolidated Subsidiaries formed during the fiscal quarter then ending). In the event that any Consolidated Subsidiary, whether newly formed or pre-existing, owns or becomes the owner of any Unencumbered Property in the Pool, Borrower shall cause each such Consolidated Subsidiary (including, without limitation, Camden Summit Partnership, L.P. following the Summit Acquisition), as soon as practically possible, to execute and deliver to Administrative Agent for the benefit of Lenders a Guaranty Agreement (substantially in the form of Exhibit E) and a Contribution Agreement in the form of Exhibit F (or supplement thereto). Contemporaneously with the delivery of any such Guaranty Agreement, Borrower shall cause to be delivered to Administrative Agent appropriate certifications, governmental and corporate certificates, resolutions, incumbency certificates, legal opinions and other documents, reasonably deemed necessary or appropriate by Administrative Agent relating to the formation, existence and good standing of such Consolidated Subsidiary, the corporate authority of such Consolidated Subsidiary for the execution and validity of such Guaranty Agreement, and otherwise to evidence the legal, binding, and enforceable effect of each such Guaranty Agreement. Borrower and all existing and future Guarantor Subsidiaries acknowledge and agree that the provisions of this Section 5.3 are a material inducement to the Lenders entering into this Agreement and making the Loan hereunder, and that this Agreement and the Advance hereunder constitutes good and valuable consideration for the execution and delivery of any and all Guaranty Agreements as contemplated herein.

CREDIT AGREEMENT (Camden Bridge Loan)                                   PAGE 27

      SECTION 5.4. Ownership of Guarantor Subsidiaries. At all times, Borrower must own no less than 66 2/3% of the equity (both voting and non-voting) of each Guarantor Subsidiary and must have the necessary control of each of the Guarantor Subsidiaries so that Borrower, without the consent of any other Person, may (i) transfer, by dividend or otherwise, cash and capital from any Guarantor Subsidiary to Borrower and (ii) transfer, sell or convey, or grant a Lien on any and all of the assets, real or personal, of each Guarantor Subsidiary.

      SECTION 5.5. Partnership Matters. Borrower shall not, without the prior written consent of Administrative Agent, consent to or permit General Partner to consent to any amendment, supplement, or other modification of the Third Amended and Restated Agreement of Limited Partnership of Camden L.P. dated as of April 15, 1997, as amended, supplemented, restated or replaced from time to time, that would (i) replace General Partner as the general partner of Camden L.P. (other than with an Affiliate of Borrower), (ii) impair General Partner's ability to fully manage and control the day-to-day operations of Camden L.P., or (iii) detrimentally or otherwise materially alter General Partner's rights or benefits under such partnership agreement.

      SECTION 5.6. Guaranty Proceeds.

            (a) Notwithstanding anything to the contrary contained in this Agreement or any Guaranty Agreement, Administrative Agent and the Lenders covenant and agree with Borrower that any funds, payments, claims, or distributions actually received by Administrative Agent and the Lenders as a result of, or pursuant to any Guaranty Agreement ("Guaranty Proceeds"), shall be made available for distribution equally and ratably among the holders of the Obligations and the trustee or trustees of any senior, unsecured, non-subordinated Debt of Borrower issued in offerings registered under the Securities Act of 1933 or exempt from registration pursuant to Rule 144A of
Section 4 thereof and holders of borrowed money incurred by Borrower (the "Senior Debt") which is outstanding on the date Administrative Agent and the Lenders receive such Guaranty Proceeds. This Section 5.6 shall not apply to any payments, funds, claims or distributions received by Administrative Agent or any Lender directly or indirectly from Borrower or any other Person other than from a Guarantor Subsidiary pursuant to a Guaranty Agreement, but shall apply solely to Guaranty Proceeds. Borrower has been supplied a copy of each Guaranty Agreement and specifically understands and agrees with Administrative Agent and Lenders that, to the extent Guaranty Proceeds are distributed to holders of the Senior Debt, each Guarantor Subsidiary has agreed that the Obligation shall not be deemed reduced by any such distribution, and each Guarantor Subsidiary will continue to make payments pursuant to its Guaranty Agreement until such time as the Obligation has been paid in full after taking into effect any distributions of Guaranty Proceeds to holders of Senior Debt.

            (b) Nothing herein contained shall be deemed to limit, modify, or alter the rights of Administrative Agent and the Lenders under any Guaranty Agreement. Nothing herein contained shall be deemed to subordinate the Obligations to the Senior Debt or any other Debt of Borrower and its Consolidated Subsidiaries, nor give to any holder of any such Debt any rights of subrogation.

            (c) Nothing contained in this Agreement or any Guaranty Agreement shall be deemed for the benefit of any holders of the Senior Debt or any other Debt (other than the Obligations) nor shall anything be construed to impose on Administrative Agent or the Lenders

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 28
any fiduciary duties, obligations or responsibilities to the holders of any such Debt. This Section 5.6 and each Guaranty Agreement is for the sole benefit of Administrative Agent and the Lenders and their respective successors and assigns.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

      Borrower and each Guarantor Subsidiary hereby represents and warrants to Administrative Agent and Lenders that each representation and warranty contained in Article 6 of the Revolving Credit Agreement (as in effect on the date hereof) is true and correct on the date hereof, and by this reference each such representation and warranty is incorporated herein in its entirety, except that the proceeds of the Loan shall be used as herein provided rather than as provided in the Revolving Credit Agreement (provided that any changes thereto which are consented to in writing by Administrative Agent and each Lender shall be deemed incorporated into this provision automatically upon such written consent). For clarity, defined terms used in Article 6 of the Revolving Credit Agreement which are also defined in this Agreement, shall have the meaning as set forth in this Agreement.

                                    ARTICLE 7
                             AFFIRMATIVE COVENANTS

      Borrower and each Guarantor Subsidiary hereby covenant and agree with Administrative Agent and each Lender that, so long as any of the Obligations remain unpaid, it will perform and comply with each of the covenants and agreements set forth in Article 7 of the Revolving Credit Agreement (as in effect on the date hereof) as though such covenants were recited herein in their entirety, and by this reference each such covenant and agreement is incorporated herein in its entirety (provided that any changes thereto which are consented to in writing by Administrative Agent and Required Lenders shall be deemed incorporated into this provision automatically upon such written consent). For clarity, (a) where any of the aforementioned covenants require notice to or from a party, or delivery of items or information to or from a party, as incorporated herein such references shall be references to the applicable parties to this Agreement, and (b) defined terms used in Article 7 of the Revolving Credit Agreement which are also defined in this Agreement shall have the meaning as set forth in this Agreement.

                                   ARTICLE 8
                               NEGATIVE COVENANTS

      Borrower and each Guarantor Subsidiary hereby covenant and agree with Administrative Agent and each Lender that, so long as any of the Obligations remain unpaid, it will perform and comply with each of the covenants and agreements set forth in Article 8 of the Revolving Credit Agreement (as in effect on the date hereof) as though such covenants and agreements were recited herein in their entirety, and by this reference each such covenant and agreement is incorporated herein in its entirety (provided that any changes thereto which are consented to in writing by Administrative Agent and Required Lenders shall be deemed incorporated into this provision automatically upon such written consent). For clarity, (a) where any of the aforementioned covenants require notice to or from a party, or delivery of items or information to or from a party, as incorporated herein such references shall be references to the applicable

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 29
parties to this Agreement, and (b) defined terms used in Article 8 of the Revolving Credit Agreement which are also defined in this Agreement shall have the meaning as set forth in this Agreement.

                                   ARTICLE 9
                              DEFAULTS AND REMEDIES

      SECTION 9.1. Events of Default. The term "Event of Default" as used in this Agreement, shall mean any one of the following:

            (a) Failure to Pay Obligations. The failure of Borrower to pay any principal of the Loan, any installment thereof, any interest thereon, or any fees or other amount required to be paid to Administrative Agent or the Lenders hereunder or under the Notes or the other Loan Documents when due and payable, whether at scheduled maturity or any other payment date, upon acceleration, or otherwise.

            (b) Nonperformance of Particular Covenants. Borrower shall fail to observe or perform any covenant contained in Article V, Sections 7.1, 7.2, and
7.11 of the Revolving Credit Agreement and Article VIII (other than Sections 8.9 and 8.12 of the Revolving Credit Agreement).

            (c) Nonperformance of Other Covenants. The failure of Borrower (and, if applicable, any of the Guarantor Subsidiaries or other Consolidated Subsidiaries) to timely and properly observe, keep or perform any covenant, agreement or condition required herein or any other Loan Document, other than an Event of Default specifically addressed in another subsection of this Section 9.1, and the continuation of such failure for ten (10) days after written notice thereof has been given to Borrower by Administrative Agent, or if such default is of such a nature that it cannot reasonably be completely remedied within said ten (10) day period, such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within such ten
(10) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed thirty (30) days.

            (d) Representations and Warranties. Any statement, representation or warranty made by or on behalf of Borrower or any Guarantor Subsidiary herein or any other Loan Document, or in any financial statement or any other writing heretofore or hereafter delivered to Administrative Agent or any Lender in connection with the Obligations is false, fraudulent, misleading or erroneous in any material respect and the defect causing such representation or warranty to be incorrect when made or deemed made (but only if such defect is of such a nature that it can be cured within the following cure period and is not as a result of fraud or intentional misrepresentation) is not removed within thirty
(30) days after written notice thereof from Administrative Agent to Borrower.

            (e) Bankruptcy or Insolvency. Borrower or Guarantor Subsidiary or any other Consolidated Subsidiary of Borrower:

                  (i) (A) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; (C) as a debtor, files a petition,

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 30
            case, proceeding or other action pursuant to, or voluntarily seeks the benefit of any Debtor Relief Law, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of any part of the Property; or

                  (ii) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of any part of the Property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof; (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it; (C) in a proceeding under the Title 11 of the United States Code, the case is converted from one chapter to another; or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or ninety (90) days next following the date of its filing; or

                  (iii) conceals, removes, or permits to be concealed or
            removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its Property through legal proceedings which are not vacated and such lien discharged prior to enforcement of such lien and in any event within ninety (90) days from the date thereof; or

                  (iv) fails to have discharged within a period of thirty (30)
            days any attachment sequestration, or similar writ levied upon any of its Property; or

                  (v) fails to pay any final money judgment in excess of
            $500,000 against it within thirty (30) days after the entry of such judgment.

            (f) Liquidation. The liquidation, termination, dissolution, merger, or consolidation of Borrower, any Guarantor Subsidiary or any other Consolidated Subsidiary of Borrower, other than a merger or consolidation, permitted under the terms and conditions of Section 8.8 of the Revolving Loan Agreement.

            (g) Material Adverse Change. Any circumstance or event of whatever nature (including the filing of, or any adverse determination or development in, any litigation) occurs which (a) impairs the validity or enforceability of any Loan Document with respect to a material term, (b) materially and adversely affects or changes the condition (financial or otherwise), operations, business, management or assets of Borrower and the Guarantor Subsidiaries, taken as a whole, or (c) impairs the ability of Borrower to make any payment of principal or interest due on the Notes or to fulfill any other material Obligation.

            (h) Enforceability. Any Loan Document shall for any reason cease to be in full force and effect, be declared null and void or unenforceable in whole or in part cease to have the priority required herein, or the validity or enforceability thereof, in whole or in part shall be

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 31
challenged or denied but, in the case of a challenge by a party other than Borrower or any of its Consolidated Subsidiaries, only if Administrative Agent reasonably determines that such challenge is serious.

            (i) Employee Plan Assets; Reportable Event. The characterization of the assets of Borrower or any of its Consolidated Subsidiaries as assets of an Employee Plan if such plan owns stock in Borrower or any of its Consolidated Subsidiaries; or with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and Administrative Agent shall have determined in its discretion that such event could reasonably be expected to result in liability of Borrower or any Consolidated Subsidiary to the PBGC.

            (j) Other Loan Documents. A default or event of default occurs under any Loan Document other than this Agreement and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document.

            (k) Other Debt. In respect of any borrowed Debt (other than the Obligations) of Borrower or any Consolidated Subsidiary individually or collectively in an amount equal to or greater than at least $5,000,000, (a) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of such Debt to cause, whether or not it elects to cause, any of that Debt to become due before its stated maturity or regularly scheduled payment dates, or (b) any of such Debt is declared to be due and payable or required to be prepaid by Borrower or any Consolidated Subsidiary before its stated maturity, or (c) any of such Debt is not paid when due.

            (l) Guarantor Denial. Any Guarantor Subsidiary denies that it has any liability or obligation under its Guaranty Agreement, or shall notify Administrative Agent or any of the Lenders of its intention to attempt to cancel or terminate its Guaranty Agreement, or shall fail to observe or comply with any term, covenant, condition or agreement under its Guaranty Agreement or pertaining to such Guarantor Subsidiary hereunder.

            (m) Control. A Change in Control occurs or there shall be a change in the majority of the Board of Trustees (or Directors) of Borrower during any twelve (12) month period, excluding any change in trustees (or directors) resulting from (i) the death or disability of any trustee or director, or (ii) satisfaction of any requirement for the majority of the members of the board of trustees or directors of Borrower to qualify under applicable law as independent trustees or directors or (iii) the replacement of any trustee or director who is an officer or employee of Borrower or an affiliate of Borrower with any other officer or employee of Borrower or an affiliate of Borrower.

            (n) Revolving Loan Agreement. The occurrence of an "Event of Default" under the Revolving Loan Agreement.

      It is understood and agreed by Borrower and each Guarantor Subsidiary that any of the foregoing "Events of Default" shall constitute a default under each of the Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 32
between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

      SECTION 9.2. Notice and Cure. If any Loan Document provides for Administrative Agent to give to Borrower any notice regarding a Default or an Event of Default, and if Administrative Agent fails to give such notice to Borrower as provided, the sole and exclusive remedy of Borrower for such failure (unless such failure was a result of the gross negligence or willful misconduct of Administrative Agent or any Lender) shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Obligations postponed or revoked pending or upon the curing of such Default to Administrative Agent's satisfaction in the manner and during the period of time permitted by such agreement, if any, and Borrower waives any and all right to damages and any other relief.

      SECTION 9.3. Remedies. Upon the occurrence of an Event of Default, Administrative Agent may, and at the direction and election of the Required Lenders shall, acting by or through any of its agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, exercise any or all of the following rights, remedies and recourses: Terminate the Lenders' commitment to make the Advance hereunder and declare the unpaid principal balance of each of the Notes, and the accrued and unpaid interest thereon, and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower and each of its Consolidated Subsidiaries, whereupon the same shall become immediately due and payable, and reduce any claim to judgment. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default described in Section 9.1(e)(i)(C) or 9.1(e)(ii) of this Agreement, the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon and any other accrued but unpaid portion of the Obligations shall automatically be accelerated and immediately be due and payable in full and the Lenders' Commitment automatically terminated, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower; provided, however, that if accelerated automatically pursuant to this sentence, the Notes, and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders.

      SECTION 9.4. Rights of Set-Off.

            (a) Each of Borrower and the Guarantor Subsidiaries hereby expressly grants to Administrative Agent and the Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from Administrative Agent or any Lender to Borrower or any Guarantor Subsidiary, in accordance with the provisions of this Section 9.4. The rights of Administrative Agent and each Lender under this Section 9.4 are in addition to other rights and

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 33
remedies (including, without limitation, other rights of setoff under law or equity) that Administrative Agent and each Lender may have under law or by agreement.

            (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower or any Guarantor Subsidiary into which only funds of unrelated third-parties are deposited, and provided that Borrower or such Guarantor Subsidiary has informed such Lender and Administrative Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender or any Affiliate thereof to or for the credit or the account of Borrower or any Guarantor Subsidiary against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 10.14 hereof, regardless of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured.

            (c) Borrower and each Guarantor Subsidiary agree, to the fullest extent it may effectively do so under applicable law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower or such Guarantor Subsidiary in the amount of such participation.

      SECTION 9.5. Remedies Cumulative, Concurrent and Non-Exclusive. Administrative Agent and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity, and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower or any Guarantor Subsidiary, or any others obligated under any of the Notes, at the sole discretion of Lenders,
(c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower and each Guarantor Subsidiary that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

      SECTION 9.6. No Conditions Precedent to Exercise Remedies. Borrower and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the release, regardless of consideration, of any Person obligated with respect to the Obligations, and (b) any other act or occurrence, save and except the complete payment of the Obligations. Borrower and each Guarantor Subsidiary waive any right to require Lenders to proceed against any other Person, or pursue any other remedy in Lenders' power. All dealings between Borrower, any Guarantor Subsidiary, Administrative Agent and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Borrower and each Guarantor Subsidiary authorize Lenders, without notice or demand and without any reservation of rights against Borrower or any Guarantor Subsidiary and without affecting liability hereunder or on the

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 34

Obligations, from time to time, to renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations.

      SECTION 9.7. Waivers. To the full extent permitted by law, Borrower and each Guarantor Subsidiary hereby irrevocably and unconditionally waive and release (a) except as specifically provided for herein, all notices of any Default or Event of Default or of the election by Administrative Agent or the Lenders to exercise any right, remedy or recourse provided for under the Loan Documents, (b) any right to a marshaling of assets with respect to the Notes, or any Debt of Borrower or any Guarantor Subsidiary, and (c) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

      SECTION 9.8. Discontinuance of Proceedings. In case Administrative Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Administrative Agent shall have the unqualified right to do so and, in such event, Borrower, each Guarantor Subsidiary, Administrative Agent and the Lenders shall be restored to their respective former positions with respect to the Obligations, the Loan Documents, and otherwise, and the rights, remedies, recourses and powers of Administrative Agent and Lenders shall continue as if same had never been invoked.

      SECTION 9.9. Application of Proceeds. All payments on the Notes received by Administrative Agent or any Lender during the existence of an Event of Default, shall be applied as determined by the Required Lenders (provided that, as among themselves, Lenders agree that any such proceeds shall be applied as contemplated by Article X hereof).

                                   ARTICLE 10
                      ADMINISTRATIVE AGENT AND THE LENDERS

      SECTION 10.1. Administrative Agent and the Lenders.

            (a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent as its nominee and agent, in its name and on its behalf:
(i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to the Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, notices, requests, documents and items received from Borrower or the Guarantor Subsidiaries under the Loan Documents;
(vi) to promptly distribute to each Lender such Lender's Commitment Percentage (subject to the last paragraph of Section 10.6) of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from the Lenders.

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

            (b) The obligations of Administrative Agent hereunder are only those expressly set forth herein. Each Lender and Borrower and each Guarantor agree that Administrative Agent is not a fiduciary for the Lenders or for Borrower or the Guarantor Subsidiaries but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and the Lenders and that Administrative Agent has no duties or responsibilities to the Lenders, Borrower or of Borrower's counsel or any Guarantor Subsidiaries except those expressly set forth herein. Without limiting the generality of the foregoing, Administrative Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Administrative Agent, Administrative Agent shall not cause or permit any modification of the Loan Documents or take other action relating to the Loan specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Administrative Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this Article X, shall be binding upon each of the Lenders. Each Lender specifically acknowledges that it has reviewed and approved the voting and other provisions of this Agreement and the other Loan Documents setting forth the relative rights and obligations among the Lenders and agrees to be bound by such provisions, and acknowledges that Administrative Agent (and counsel for the Lenders, as a group) are acting on behalf of all the Lenders.

            (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it was not acting as Administrative Agent, and any resignation by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

            (d) Administrative Agent and each Lender may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or any Guarantor Subsidiary, act as trustee or depositary for Borrower or any Guarantor Subsidiary or otherwise be engaged in other transactions with Borrower, any Guarantor Subsidiary and/or their Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of the Lenders specifically set forth in the Loan Documents, neither Administrative Agent nor the Lenders shall be responsible to account to the other Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower or any Guarantor Subsidiary which are not contemplated or included in the Loan Documents, any present or future offset exercised by any Administrative Agent or any Lender in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or any Lender which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application pursuant to the terms of this Agreement.

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

            (e) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any Guarantor, Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under the Loan Documents) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      SECTION 10.2. Possession of Instruments by Administrative Agent. Administrative Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Administrative Agent may take such actions in its name without the joinder of the Lenders, and Borrower, the Guarantor Subsidiaries and all third parties, including Borrower and Guarantor Subsidiaries, shall be entitled to rely on the actions taken by Administrative Agent with respect to the execution by Administrative Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of the Lenders under the Loan Documents, and the same shall be binding upon all the Lenders as to any third party relying on such actions of Administrative Agent. Administrative Agent shall also be the named secured party or beneficiary under any document hereafter given as security for the Loan and shall take and maintain any and all documents, instruments and agreements pertaining to or evidencing any security for the Obligations, as agent for and on behalf of all the Lenders, and the grant to Administrative Agent of any Lien under any Loan Document shall be for the ratable benefit of all the Lenders.

      SECTION 10.3. Expenses. Each Lender shall pay its Commitment Percentage of any expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within thirty

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

(30) days after incurred; provided, that, (a) subject to the terms and conditions of Section 11.4, each Lender shall be entitled to receive its Commitment Percentage of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources, and
(b) any such payment by Lenders shall not limit or release any obligation of Borrower for payment of such expenses.

      SECTION 10.4. Delegation of Duties; Reliance; Consultation. The Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Administrative Agent, and the Lenders and Administrative Agent, may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Administrative Agent, the Lenders, and their respective Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, e-mails, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Commitment for all purposes until, subject to Section 11.10, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Commitment (or any part thereof) or Participant therein until such notice is given and received), and
(c) other than in connection with Borrower's failure to pay required principal or interest under the Obligations, not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or Borrower. Administrative Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Administrative Agent, and shall not be liable for any action taken or omitted to be taken by Administrative Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all the Lenders as a group, unless otherwise specified by Administrative Agent.

      SECTION 10.5. Limitation of Liability.

            (a) Neither Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

            (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests

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

instructions from the Lenders with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Administrative Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

            (c) Neither Administrative Agent nor any of their Representatives shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or its Representatives in respect of, (i) the creditworthiness of Borrower or any Guarantor Subsidiary and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien or negative pledge granted or purported to be granted under any Loan Document, (v) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower or any Guarantor Subsidiary, or (vi) the relative Rights of the Lenders as among themselves. Each Lender jointly and severally agrees to indemnify Administrative Agent and hold them harmless from and against (but limited to such Lender's Commitment Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Administrative Agent under the Loan Documents; PROVIDED THAT, ALTHOUGH ADMINISTRATIVE AGENT, SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS NEGLIGENCE (SOLE, COMPARATIVE, CONTRIBUTORY, CONTINGENT OR OTHERWISE), ADMINISTRATIVE AGENT SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

      SECTION 10.6. Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from any Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Administrative Agent will promptly notify the Lenders of its receipt of any such notice. Upon the occurrence and continuance of a Default or an Event of Default, Administrative Agent shall make a recommendation to the Lenders of any actions to be taken, and each Lender agrees to promptly confer with the other Lenders in order that the Lenders can consider such course of action or any other actions to be taken for the enforcement of the Rights of the Lenders; provided that Administrative Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by the Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within sixty (60) days following Administrative Agent's initial recommendation, Administrative Agent shall thereafter take such action as Administrative Agent deems advisable to enforce the Rights of the Lenders; provided,

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

that if, after Administrative Agent has begun taking such action, the Required Lenders agree on a course of action contrary to that undertaken by Administrative Agent, then Administrative Agent shall change its course of action so as to follow the course of action agreed upon by the Required Lenders. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrower or any Subsidiary of Borrower, Administrative Agent is acting for the account of each Lender to the extent of each Lender's Commitment Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower or any Subsidiary to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Commitment Percentage. If Administrative Agent acquires any security for the Obligations or any guaranty of the Obligations, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Commitment Percentage.

      Lenders agree, among themselves, that unless otherwise agreed to by Administrative Agent and the Required Lenders, all monies collected or received by Administrative Agent after the occurrence and during the continuance of an Event of Default in respect of any security that may be given for the Obligations, directly or indirectly, or by exercise of Rights, judgment on the Notes any other means shall be applied first to the payment of unpaid, past due fees hereunder, and then to either interest or principal of the Obligations as recommended by Administrative Agent and approved by the Required Lenders (except that any amounts to be applied to interest or principal shall be distributed to Lenders based on their Aggregate Loan Percentage until the Loan is paid in full).

      SECTION 10.7. Lenders' Decisions. The Lenders agree as among themselves that any decisions or elections to be made by the Lenders (and not Administrative Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where unanimity or a specific different number or percentage of the Lenders is expressly required under this Agreement or any other Loan Documents (use of the terms "Lenders" in any of the Loan Documents, without an express provision for different voting rights other than as set forth in the definition of Required Lenders, does not imply that unanimous consent is thereby required). Administrative Agent may, at its election, request any determination, vote, consent or approval by the Lenders in writing or orally (by telephone or in person). In addition, if any request by Administrative Agent for the Lenders' determination or approval hereunder is made in writing and such writing contains written notice to the Lenders requesting a response within ten (10) Business Days, or longer, from the date the Lenders are deemed to have received notice as herein provided (and setting forth the actual date of the last day of the Lender reply period), then the Lenders shall use reasonable efforts to reply within the applicable reply period, provided, that if any such Lender does not reply within the applicable reply period, such Lender shall be deemed not to have approved of or consented to or concurred with such recommendation or determination.

      SECTION 10.8. Limitation of Liability of Lenders. To the extent permitted by law, (a) neither any Lender nor any Participant shall incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and
(b) neither Administrative Agent nor any Lender or Participant shall incur any liability to Borrower, any Guarantor Subsidiary or any other Person for any act or omission of any other Lender or any Participant.

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

      SECTION 10.9. Relationship of Lenders. Nothing herein shall be construed as creating a partnership or venture among Administrative Agent and the Lenders, or among the Lenders.

      SECTION 10.10. Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrower and will have direct recourse, singly or in the aggregate, against Borrower and the Guarantor Subsidiaries, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, the Guaranty Agreement and the other Loan Documents shall only be exercised, made, taken, or permitted by Administrative Agent, acting upon the direction of the Required Lenders, as the agent for all Lenders; provided, however, that if the Required Lenders have elected and directed Administrative Agent to institute suit against Borrower or any Guarantor Subsidiary for payment of any past due amounts under the Notes or any other Obligations for which Lenders have recourse against Borrower or any Guarantor Subsidiary, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against Borrower or any Guarantor Subsidiary, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name (subject, however, to the terms of this Agreement).

      SECTION 10.11. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which any Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. In addition, for purposes of determining compliance with the conditions specified in Section 4.l, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Administrative Agent specifying its objection thereto.

      SECTION 10.12. Removal of any Agent. Lenders, acting by written notice to Administrative Agent from and agreed to by the Required Lenders other than Administrative Agent, may remove for cause Administrative Agent, as the agent under the Loan, and appoint one of the other Lenders as Administrative Agent's successor, which successor Administrative Agent shall be subject to Borrower's reasonable consent so long as no Event of Default has occurred and is continuing. Upon the appointment of a successor Administrative Agent, the removed Administrative Agent and the successor Administrative Agent shall execute such documents as the Lenders may reasonably request to reflect such appointment of a successor Administrative Agent and shall notify Borrower of the change in such agent. The successor Administrative Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Administrative Agent so removed in and under this Agreement and the other Loan Documents; provided, however, that until such time as Borrower is notified in writing signed by both the removed and successor Administrative Agent as to the appointment of the successor Administrative Agent, Borrower and the Guarantor Subsidiaries

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

shall be entitled to rely on any decision, approval or other act by the removed Administrative Agent as binding on the Lenders, and, may pay to Administrative Agent any amounts due or owing by Borrower under the Loan Documents.

      SECTION 10.13. Resignation by any Agent. Administrative Agent's status as an Administrative Agent under this Agreement shall automatically terminate fifteen (15) days after the closing or liquidation of such Administrative Agent or fifteen (15) days after such Administrative Agent is adjudicated insolvent. Additionally, any Administrative Agent may resign its position as an Administrative Agent at any time by giving at least thirty (30) days written notice thereof to Borrower and the other Lenders. Upon any such occurrence causing a termination of Administrative Agent or the delivery of such notice of resignation from Administrative Agent, the Required Lenders and Borrower shall select a successor for Administrative Agent. If the Required Lenders and Borrower cannot agree upon the choice of the successor Administrative Agent within ten (10) days after the occurrence causing a termination in the case of a termination of such Administrative Agent, or ten (10) days prior to the effective resignation date set forth in such Administrative Agent's resignation notice in the case of a resignation by such Administrative Agent, then the Designated Successor Agent shall become Administrative Agent's successor. Borrower shall be entitled to participate in the selection of the replacement Administrative Agent only if no Default has occurred and is continuing and no Event of Default has occurred.

      SECTION 10.14. Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by realization upon any collateral, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on the Loan, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Commitment Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This Section 10.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of Borrower or any Guarantor Subsidiary that either (a) constitutes collateral for the Loan (if any) or (b) contains funds exclusively derived from or related to any collateral for the Loan, shall be applied to the Obligations, and not to any other indebtedness of Borrower or any Guarantor Subsidiary to such Lender.

      SECTION 10.15. Non-Advancing Lenders. In the event that a Lender shall fail or refuse to advance its Commitment Percentage of the Loan, or any Lender shall fail or refuse to advance its Commitment Percentage of any payment or reimbursement by Lenders as required hereunder, or of any amount to be funded pursuant to Section 10.3, when it is obligated to do so,

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Administrative Agent shall notify, in the case of the failure or refusal to
Advance the Loan, the Lenders, or any of them, may elect, each at its sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that the Commitment Percentage of each Lender electing to make such advance bears to the Commitment Percentages of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, all subsequent payments made on the Loan, and all proceeds realized from the sale of any collateral securing the Loan (if any) or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to the Lenders, other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Lenders, on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full; any Lender that advanced only on its own behalf based on its Commitment Percentage shall be repaid based on such Commitment Percentage or its Aggregate Loan Percentage, as applicable. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section 10.15 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any collateral that may ever be given to secure the Loan in the event the same is distributed among the Lenders, and (ii) have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters under this Agreement or related to the Loan (and its interest shall be excluded for purposes of determining the requisite percentage or number of the Lenders for a vote or otherwise in the determination of the "Required Lenders" for any purpose hereunder) so long as such Lender remains a non-advancing Lender.

      SECTION 10.16. Benefit of Lenders. All terms, conditions and agreements set forth in this Article X, specifically including, without limitation, the provisions of Section 10.14 are for the sole and exclusive benefit of the Lenders, and neither Borrower, any Guarantor Subsidiary nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower and the Guarantor Subsidiaries shall be entitled to rely on any decision, approval or other act by Administrative Agent as binding the Lenders.

                                   ARTICLE 11
                                  MISCELLANEOUS

      SECTION 11.1. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies of Administrative Agent and the Lenders hereunder, and all agreements and obligations of Borrower, the Guarantor Subsidiaries, Administrative Agent and the Lenders

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
hereunder, shall continue to exist until the Notes have been paid in full, the commitments of Lenders hereunder have been terminated, and all other Obligations have been paid and performed in full.

      SECTION 11.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Administrative Agent, Borrower, the applicable Guarantor Subsidiary or the applicable Lender; provided that notices to Administrative Agent under Article III and Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as set forth in Schedule I attached hereto. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 11.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

      SECTION 11.3. No Waivers. No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

      SECTION 11.4. Expenses; Documentary Taxes; Indemnification. Borrower and the Guarantor Subsidiaries, jointly and severally, agree to pay (a) all expenses of Administrative Agent and the reasonable fees and disbursements of legal counsel for Administrative Agent, in connection with the negotiation, documentation and closing of the Loan, and thereafter all reasonable expenses of Administrative Agent and the Lenders in connection with any waiver, approval, or consent hereunder or under the other Loan Documents or any amendment, supplement or replacement of any of the Loan Documents, or any Default or alleged Default hereunder; and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred

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by Administrative Agent or the Lenders, including reasonable fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Administrative Agent and the Lenders in connection therewith. Borrower and the Guarantor Subsidiaries, jointly and severally, indemnify Administrative Agent and each Lender (and all officers, directors and Affiliates thereof) and hold Administrative Agent and each Lender (and all officers, directors and Affiliates thereof) harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Administrative Agent and the Lenders (and all officers, directors and Affiliates thereof) in connection with any investigative, administrative or judicial proceeding, whether or not Administrative Agent or Lenders (or any officers, directors or Affiliates thereof) shall be designated a party thereto) which may be incurred by Administrative Agent or any Lender (or any officers, directors or Affiliates thereof) relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes; PROVIDED THAT NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY OFFICER, DIRECTOR OR AFFILIATE THEREOF) SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT ADMINISTRATIVE AGENT AND EACH LENDER (AND ALL OFFICERS, DIRECTORS AND AFFILIATES THEREOF) SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OR HIS NEGLIGENCE (SOLE, CONTRIBUTORY, CONTINGENT OR OTHERWISE) WHETHER WHOLE OR IN PART.

      SECTION 11.5. Amendments, Waivers and Consents. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived, or the Lenders may give approvals or consents hereunder, if, but only if, such amendment, in writing and is signed by Borrower and by the Required Lenders or by Administrative Agent on behalf of the Required Lenders.

      SECTION 11.6. Survival. The obligations of Borrower and the rights of Administrative Agent and the Lenders under the Loan Documents shall continue until all Obligations have been paid in full and as provided in Section 11.14. All representations, warranties and covenants (including, without limitation, indemnities) made by Borrower herein or in any other Loan Document shall survive the delivery of the Loan Documents to Administrative Agent and the Lenders, the making of the Advance, and the termination of the commitment of the Lenders to lend hereunder, and, with respect to indemnities herein (and any other provisions in any Loan Document specified to survive), shall survive the payment in full of the Obligations and the release or termination of the Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. No investigation at any time made by or on behalf of Administrative Agent or the Lenders shall diminish the right of Administrative Agent and the Lenders to rely on all representations and warranties made by Borrower under any Loan Document.

      SECTION 11.7. Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not,

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 45
between the parties hereto relating specifically to the transactions provided for herein. Borrower and each Guarantor Subsidiary, for themselves and for all Consolidated Subsidiaries, confirm that there are no existing defenses, claims, counterclaims or rights of offset against Administrative Agent or any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents and any of the transactions contemplated thereby, and Borrower and each Guarantor Subsidiary, for themselves and for all Consolidated Subsidiaries, hereby expressly release and discharge Administrative Agent and each Lender, and the Representatives of Administrative Agent and each Lender, from any and all such claims, known or unknown. Borrower and each Guarantor Subsidiary further confirm that neither Administrative Agent nor any Lender has made any agreements with, or commitments or representations to, Borrower or any Guarantor Subsidiary or any other Consolidated Subsidiary (either in writing or orally) other than as expressly stated herein or in the other Loan Documents.

      THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, Borrower, each Guarantor Subsidiary, Administrative Agent and each Lender acknowledge and agree that this Agreement and each of the other Loan Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code.

      SECTION 11.8. Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and the Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes and the Loan. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes, this Agreement or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Notes, this Agreement or any other Loan Document, or if acceleration of the maturity of the Notes, any prepayment by Borrower, or any other circumstance whatsoever, results in any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower, Administrative Agent and the Lenders that all excess amounts theretofore collected by the Lenders be credited on the balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrower) if applicable, and the provisions of the Notes, and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes, does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Administrative Agent or the Lenders for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 46
so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the State which govern this Agreement, or DIDMCA or any other applicable United States federal law to the extent that it permits the Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under laws of the state which govern this Agreement. The provisions of this Section 11.8 shall control all agreements between Borrower, Administrative Agent or the Lenders.

      SECTION 11.9. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

      SECTION 11.10. Lender Assignments and Participations.

            (a) The Lenders may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Note and its Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an Affiliate of any Lender, or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to Five Million and No/100 Dollars ($5,000,000.00) in Commitment amount, unless Administrative Agent otherwise consents to a lesser amount;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the applicable Note; and

                  (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance, with a copy to Borrower, an Assignment and Acceptance (herein so called) in the form of Exhibit D hereto, together with any Note subject to such assignment and a processing fee of $3,500, and payment of all legal fees and expenses incurred by Administrative Agent with respect to such Assignment.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations,rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations


CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 47
      under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, a new Note are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.12.

            (b) Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments and Commitment Percentages and Aggregate Loan Percentages of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with the Note subject to such assignment, and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto, and Borrower shall promptly execute and deliver one or more new Notes payable to the assignee (and to the assigning Lender in the case of less than a full assignment of such Lender's interest in the Loan), in the appropriate amount(s) of any such Note(s) to be substantially in the form of Exhibit A, with the addition of a provision indicating that each such Note is in renewal and replacement of the applicable prior Note.

            (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Note, any such purchaser of such a participation interest a "Participant"); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) prior to an Event of Default which has occurred and is continuing, such Participant (unless it is an Affiliate of a Lender) shall be approved by Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the selling Lender from Borrower within two (2) Business Days after notice of such proposed participation has been provided by the selling Lender to Borrower, (iv) the Participant shall be entitled to the benefit of the yield protection provisions contained in Article III, (v) any such participation shall be in an amount at least equal to Five Million and No/100 Dollars ($5,000,000) in Commitment Amount, and (vi) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such notes, extending any scheduled principal payment date or date fixed for the

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 48
payment of interest on such notes or extending the Maturity Date other than as provided for herein or releasing Borrower or any Guarantor Subsidiary from liability).

            (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Note or any amount outstanding thereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank; provided that any foreclosure or similar action pursuant to such assignment or pledge shall be subject to the provisions of this Section
11.10 concerning assignments. Additionally, any Lender may, with the consent of Administrative Agent, pledge all or any portion of its Note to any trustee for, or any other representative of, holders of obligations owed by such Lender, as security for such obligations; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section 11.10 concerning assignments. No such assignment shall release the assigning Lender from its obligations hereunder.

            (f) Any Lender may furnish any information concerning Borrower or any of the Subsidiaries in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and participants), subject, however, to the provisions of Section 7.3 of the Revolving Credit Agreement; provided that, until Borrower has approved (or deemed to have approved) or disapproved a prospective assignee or Participant pursuant to this Agreement (if such approval is indicated by this Agreement at such time), any Lender may provide to such prospective assignee or Participant only information available to the public.

      SECTION 11.11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that none of Borrower nor any Guarantor Subsidiary or other Consolidated Subsidiary shall, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of all of the Lenders.

      SECTION 11.12. Senior Debt; Borrower Subordination. The indebtedness of Borrower and the Guarantor Subsidiaries hereunder and under the Notes, and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of Borrower or any Guarantor Subsidiary (the foregoing shall not in any way imply Lenders' consent to any such subordinate debt which is not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower or any Guarantor Subsidiary owing to any other Person, except with the knowledge and written consent of the Lenders. If Borrower or any Guarantor Subsidiary is now or hereafter becomes indebted to Borrower or any other Guarantor Subsidiary, (a) such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and (b) Borrower or any other Guarantor Subsidiary holding such inter-company indebtedness shall not be entitled after the occurrence of a Default to enforce or receive payment, directly or indirectly, of any such indebtedness until the Obligations have been fully and finally paid and performed.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 49

      SECTION 11.13. Nonliability of Agent and Lender. The relationship between Borrower and the Guarantor Subsidiaries, on the one hand, and that of Administrative Agent and the Lenders, on the other, shall be solely that of debtor and creditor. Neither Administrative Agent nor any Lender shall have any fiduciary responsibility to Borrower, the Guarantor Subsidiaries or any other Subsidiary of Borrower. Borrower agrees that neither Administrative Agent nor any Lender shall have liability to Borrower or any Guarantor Subsidiary or other Subsidiary of Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any Guarantor Subsidiary or other Subsidiary in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither Administrative Agent nor any Lender shall have any liability with respect to, and Borrower, each Guarantor Subsidiary and each other Subsidiary hereby waives, releases and agrees not to sue for, any special, consequential, indirect or punitive damages suffered by Borrower or any Subsidiary in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      SECTION 11.14. Payment Set Aside. To the extent that Borrower or any other Person pays the Obligations or any part thereof to Administrative Agent or the Lenders, or Administrative Agent or the Lenders enforce any of their Rights under any Loan Document, and such payment or enforcement or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to Borrower or such other Person, its estate, a trustee, receiver, or any other Person under any Law, then to the extent of such repayment, the Obligations or part thereof originally intended to be satisfied, together with all Loan Documents (including all the terms thereof and all of Administrative Agent's and Lenders' rights thereunder), notwithstanding any prior termination and/or delivery of the Loan Documents to Borrower (it being agreed that the provisions of this Section shall survive any such termination and/or delivery), shall be revived and continued in effect as if such payment had not been made or such enforcement had not occurred. Administrative Agent shall be entitled to retain the Loan Documents in its possession for one (1) year after the date on which all Obligations have been paid in full; provided, that such retention or non-retention of such documents after payment in full of all Obligations shall not impair the revival provisions in this Section or the survival provisions in Section 11.6.

      SECTION 11.15. Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

      SECTION 11.16. Time of Essence. Time shall be of the essence in this Agreement.

      SECTION 11.17. Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 50

      SECTION 11.18. Consolidated Group. Borrower and the Guarantor Subsidiaries are engaged in the businesses set forth in Section 7.2 of the Revolving Credit Agreement. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrower and the Guarantor Subsidiaries, as required for the continued successful operation of Borrower and the Guarantor Subsidiaries. Borrower and the Guarantor Subsidiaries have requested that Lenders make the Loan available primarily for the purposes of financing the operations of Borrower and the Guarantor Subsidiaries. Borrower and the Guarantor Subsidiaries expect to derive benefit (and the boards of directors or other governing body of each of Borrower and the Guarantor Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the Loan established by Lenders, both in their separate capacities and as members of the group of companies, since the successful operation and condition of Borrower and each Guarantor Subsidiary is dependent on the continued successful performance of the functions of the group as a whole.

      SECTION 11.19. Submission To Jurisdiction; Service of Process.

            (a) Any legal action or proceeding with respect to this Agreement, the Notes, or any other Loan Document may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, Borrower and each Guarantor Subsidiary hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) Borrower and each Guarantor Subsidiary irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower or such Guarantor Subsidiary at its address provided herein.

            (c) Nothing contained in this Section 11.19 shall affect the right of Administrative Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

      SECTION 11.20. JURY TRIAL WAIVER. BORROWER, EACH GUARANTOR SUBSIDIARY, ADMINISTRATIVE AGENT AND EACH LENDER EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 11.21. APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OR OTHERWISE.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 51

      SECTION 11.22. Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

      SECTION 11.23. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each Guarantor Subsidiary that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor Subsidiary, which information includes the name and address of the Borrower and each Guarantor Subsidiary and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor Subsidiary in accordance with the Act.

CREDIT AGREEMENT (Camden Bridge Loan)                                    PAGE 52

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Closing Date.

Borrower's Tax ID No.:76-6088377   BORROWER:

                                   CAMDEN PROPERTY TRUST,
                                   a Texas real estate investment trust

                                   By:_________________________________________
                                            Dennis M. Steen
                                            Senior Vice President
                                            and Chief Financial Officer

                                   GUARANTOR SUBSIDIARIES:

                                   CAMDEN USA, INC., a Delaware corporation

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   CAMDEN OPERATING, L.P., a Delaware limited partnership

                                   By:    CPT-GP, INC., a Delaware corporation,
                                          General Partner

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                   CAMDEN REALTY, INC., a Delaware corporation

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   ADMINISTRATIVE AGENT AND LENDER:

                                   BANK OF AMERICA, N.A.

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   WELLS FARGO BANK, N.A.

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   SUNTRUST BANK

                                   By:__________________________________________
                                   Name:  Nancy B. Richards
                                   Title:  Vice President

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   COMMERZBANK AG, NEW YORK AND
                                   GRAND CAYMAN BRANCHES

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   BANK OF CHINA, NEW YORK BRANCH

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   U.S. BANK NATIONAL ASSOCIATION

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   COMERICA BANK

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   UFJ BANK LIMITED

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   LENDER:

                                   MELLON BANK, N.A.

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

CREDIT AGREEMENT (Camden Bridge Loan)                             SIGNATURE PAGE

                                   SCHEDULE I
                   ADMINISTRATIVE AGENT, LENDERS AND BORROWER

I. ADMINISTRATIVE AGENT, ARRANGER AND LENDERS

         A. ADMINISTRATIVE AGENT AND LENDER

                  Bank of America, N.A.
                  901 Main Street, 66th Floor
                  Dallas, Texas 75202
                  Attention: Real Estate Loan Administration/Kathy Meyer
                  Tel: (214) 209-1507
                  Fax: (214) 209-1559

with copy to
                  Bank of America, N.A.
                  901 Main Street, 64th Floor
                  Dallas, Texas 75202
                  Attn: Steven Renwick
                  Tel: (214) 209-1867
                  Fax: (214) 209-0995

         B. SOLE LEAD ARRANGER

                  Banc of America Securities LLC
                  214 North Tryon Street
                  Mail Code NC1-027-18-04
                  Charlotte, North Carolina 28255
                  Attn: Bryce Langen
                  Tel: (704) 387-5104
                  Fax: (704) 386-0255

         C. LENDERS

                  Wells Fargo Bank, N.A.
                  1000 Louisiana Street, 4th Floor, T 5002-042
                  Houston, TX  77002
                  Tel: (713) 319-1427
                  Fax: (713) 739-1077
                  Attn: Allyn Riley

                  PNC Bank, National Association
                  1 PNC Plaza, 249 Fifth Avenue
                  Mail Stop P1-POPP-19-D
                  Pittsburgh, PA  15222-2707
                  Tel: (412) 762-2260
                  Fax: (412) 762-6500
                  Attn: Jim Collela

CREDIT AGREEMENT (Camden Bridge Loan)                                 SCHEDULE I

                  SunTrust Bank
                  8330 Boone Blvd., 8th Floor
                  Vienna, VA 22182
                  Tel: (703) 442-1557
                  Fax: (703) 442-1570
                  Attn: Nancy B. Richards

                  Commerzbank AG, New York and Grand Cayman Branches 2 World Financial Center
                  New York, NY 10281-1051
                  Tel: (212) 266 7569
                  Fax: (212) 266-7565
                  Attn: Douglas Traynor

                  Bank of China, New York Branch
                  410 Madison Avenue
                  New York, NY 10017
                  Tel: (212) 035-3101 x229
                  Fax: (212) 308-4993
                  Attn: David Hoang

                  U.S. Bank National Association
                  800 Nicollet Mall
                  BC-MN-H03A
                  Minneapolis, MN 55402
                  Tel: (612) 303-3586/ (612) 303-3597
                  Fax: (612) 303-2270
                  Attn: Mike Raarup/Connie Tima

                  Comerica Bank
                  One Detroit Center
                  Detroit, MI 48226
                  Tel: (313) 222-9290
                  Fax: (313) 222-9295
                  Attn: Leslie Vogel

                  Mellon Bank, N.A.
                  One Mellon Bank Center, Room 5325
                  Pittsburgh, PA 15258-0001
                  Tel: (412) 234-5344
                  Fax: (412) 234-8657
                  Attn: Jim McDunn

                  UFJ Bank Limited
                  55 East 52nd Street
                  New York, NY 10055
                  Tel: (212) 339-6210
                  Fax: (212) 754-2368
                  Attn: Jesse McDonald

CREDIT AGREEMENT (Camden Bridge Loan)                                 SCHEDULE I

                             COMMITMENT AMOUNTS AND
                                   PERCENTAGES

                                                                                 COMMITMENT
                  LENDER                             COMMITMENT                  PERCENTAGE
                  ------                            ------------                ------------
Bank of America, N.A.                               $170,000,000                    34%
Wells Fargo Bank, N.A.                              $100,000,000                    20%
Commerzbank AG New York and Grand Cayman            $ 50,000,000                    10%
Branches
U.S. Bank National Association                      $ 50,000,000                    10%
SunTrust Bank                                       $ 40,000,000                     8%
UFJ Bank Limited                                    $ 25,000,000                     5%
Comerica Bank                                       $ 20,000,000                     4%
Mellon Bank, N.A.                                   $ 20,000,000                     4%
PNC Bank, National Association                      $ 15,000,000                     3%
Bank of China, New York Branch                      $ 10,000,000                     2%

II.   BORROWER

          Camden Property Trust
          3 Greenway Plaza
          Suite 1300
          Houston, Texas 77046
          Attn:  Mr. Dennis Steen
          Fax No.: (713) 354-2710

CREDIT AGREEMENT (Camden Bridge Loan)                                 SCHEDULE I

                                   SCHEDULE II

                       LIBOR MARGIN; VARIABLE RATE MARGIN

                                                               Variable
              Applicable Debt Rating(1)     LIBOR                Rate
TIERS               S&P/Moody's             Margin              Margin
------       -----------------------       --------            --------
  I              A-/A3 or higher            60 bps               0 bps

 II                 BBB+/Baa1               65 bps               0 bps

III                 BBB/Baa2(2)             80 bps               0 bps

 IV                 BBB-/Baa3              100 bps               0 bps

  V            Less than BBB-/Baa3         130 bps              25 bps

----------

(1) As defined in Section 1.1, the Applicable Debt Rating is the higher of the Moody's Rating or the S&P Rating at the time in question.

(2)   Current Applicable Debt Rating on the Closing Debt.

CREDIT AGREEMENT (Camden Bridge Loan)                                SCHEDULE II

                                    EXHIBIT A

                                      NOTE

$___________________________           Dallas, Texas            January 19, 2005

      FOR VALUE RECEIVED, CAMDEN PROPERTY TRUST, a Texas real estate investment trust ("Maker"), hereby promises to pay to the order of ________________________, a ___________________ ("Lender"), in care of
Administrative Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address given to Maker by Administrative Agent, the principal sum _____________________ and ___/100 Dollars ($________________), or
so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

      This Note has been executed and delivered pursuant to the terms of that certain Credit Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Credit Agreement") dated January ____, 2005, executed by and among Maker, Bank of America, N.A., as Administrative Agent ("Administrative Agent"), and the Lenders (which includes the payee of this Note), and is one of the notes defined therein as a "Note", the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term used but not defined herein shall have the meaning given to such term in the Credit Agreement. The terms of the Credit Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

      Payment and performance of this Note is guaranteed by the Guarantor Subsidiaries pursuant to each Guaranty Agreement. Any holder hereof shall be entitled to all benefits and remedies and security set forth in the Credit Agreement, the Guaranty Agreements and all the other Loan Documents.

      1. Interest and Payment.

            (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Maturity Date as in effect under the Credit Agreement.

            (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Maker's option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Credit Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Credit Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the

EXHIBIT A - NOTE (Camden Bridge Loan)                                     PAGE 1
amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Credit Agreement.

            (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.4 of the Credit Agreement concerning the terms, manner and agreements related to the interest rate elections available to Maker under this Note.

            (d) Interest Payments. Accrued interest hereon shall be due and payable as is provided in Article III of the Credit Agreement, which provides, in part, for (i) monthly payments of interest on the tenth (10th ) day of each calendar month after the Advance, and continuing thereafter on the tenth (10th) day of each month during the Interest Period, and (ii) to the extent applicable, payment on the last day of each Interest Period.

            (e) Costs Due to Regulatory Changes. Maker shall indemnify Lender against and reimburse Lender for costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Tranche as provided in the Credit Agreement.

            (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or any other event, unless otherwise provided by law.

            (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Loan, the total amount of interest paid or accrued on the Loan is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Maker shall pay to Administrative Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Loan.

      2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

EXHIBIT A - NOTE (Camden Bridge Loan)                                     PAGE 2

      3. Remedies.

            (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Administrative Agent in accordance with the terms of Articles IX and X of the Credit Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof (if any), to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Credit Agreement or any other Loan Document, or at law or in equity.

            (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

      4. Usury Savings Provisions.

            (a) General Limitation. Notwithstanding anything herein or in any other Loan Document, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate or the maximum amount permitted under law.

            (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any

EXHIBIT A - NOTE (Camden Bridge Loan)                                     PAGE 3
of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Maker, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Maker and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under the laws of the state which governs the Credit Agreement. The provisions of this paragraph shall control all agreements between Maker and Lender.

      5. General Provisions.

            (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

            (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including without limitation Article III of the Credit Agreement.

            (c) Prepayments. Voluntary prepayments may be made on this Note subject to and in accordance with Section 3.5 of the Credit Agreement. A principal payment may be required on this Note from time to time subject to and in accordance with Section 3.1(b) of the Credit Agreement.

            (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.5, 3.8 and 9.9 of the Credit Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Maker to the holder hereof in such order and

EXHIBIT A - NOTE (Camden Bridge Loan)                                     PAGE 4
manner as the Lenders shall deem appropriate, any instructions from Maker or anyone else to the contrary notwithstanding.

            (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

            (f) Waivers and Acknowledgments. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this
Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Credit Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any security herefor; (ii) agree to any substitution, subordination, exchange or release of any party primarily or secondarily liable hereon or any security that may ever be given; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Harris County, Texas, for the enforcement of any and all obligations under the Loan Documents.

            (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

            (h) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 11.2 of the Credit Agreement.

            (i) Assignments/Participations. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Loan or transfer to any Person a participation interest in the Loan, subject to and in accordance with the terms and conditions of the Credit Agreement, including Section 11.10 thereof.

            (j) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and its successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Credit Agreement.

EXHIBIT A - NOTE (Camden Bridge Loan)                                     PAGE 5

            (k) Time of the Essence. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

            (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE CREDIT AGREEMENT OR OTHERWISE.

            (m) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                      MAKER:

                                      CAMDEN PROPERTY TRUST, a Texas real estate investment trust

                                      By:______________________________
                                      Name:____________________________
                                      Title:___________________________

EXHIBIT A - NOTE (Camden Bridge Loan)                                     PAGE 6

                                    EXHIBIT B

                               REQUEST FOR ADVANCE

      This Request for Advance is being delivered by Camden Property Trust ("Borrower") pursuant to that certain Credit Agreement (the "Credit Agreement"), dated as of January 19, 2005 executed by Borrower, Bank of America, N.A., as Administrative Agent, and the Lenders, as therein defined. Unless defined herein or indicated otherwise, each capitalized term used herein shall have the meaning given to such term in the Credit Agreement.

1.    Advance.

      (a) The aggregate Advance requested hereby is for an amount equal to $_______________. Borrower requests that the proceeds of such Advance be wired to __________________________ or deposited in ______________________________. Borrower represents and warrants to Lenders that the Advance herein requested does not exceed the amount which Borrower is entitled to receive pursuant to Section 2.1 (or any other provisions) of the Credit Agreement.

      (b) Borrower requests that of the Advance requested hereby, $_____________ bear the Applicable LIBOR Rate. With respect to the LIBOR Rate Tranche, the Interest Period shall be _____ months, with the Effective Date being ______________________.

2. Representations and Warranties. Borrower hereby certifies, represents and warrants to Administrative Agent and the Lenders that:

      (a) This Request for Advance has been duly authorized by all necessary action on the part of Borrower.

      (b) The representations and warranties contained in the Credit Agreement, the Revolving Credit Agreement and the other Loan Documents remain true and correct on and as of the date hereof with the same force and effect as though made on the date hereof (except with respect to those representations and warranties which are made as of a particular date).

      (c) No Default or Event of Default has occurred and is continuing, and the making of the Advance requested hereby shall not constitute a Default or Event of Default.

      (d) The proceeds of the Advance herein requested will not be used in violation of any provision of the Credit Agreement or any other Loan Document.

3. Non-Waiver. Borrower acknowledges and agrees that the making of the Advance requested hereby shall not (a) constitute a waiver of any condition precedent to the obligation of the Lenders to make further Advances or (b) preclude the Lenders from

EXHIBIT B - REQUEST FOR ADVANCE (Camden Bridge Loan)                      PAGE 1
      thereafter declaring the failure of Borrower to satisfy all such conditions precedent to be a Default.

      EXECUTED as of _________________, _____.

                                      BORROWER:

                                      CAMDEN PROPERTY TRUST, a Texas real estate investment trust

                                      By:______________________________
                                      Name:____________________________
                                      Title:___________________________

EXHIBIT B - REQUEST FOR ADVANCE (Camden Bridge Loan)                      PAGE 2

                                    EXHIBIT C

                            CERTIFICATE OF COMPLIANCE

      This Certificate is being delivered pursuant to that certain Credit Agreement dated as of January 19, 2005 (the "Credit Agreement"), among Camden Property Trust ("Borrower), Bank of America, N.A., as administrative agent ("Administrative Agent"), and the lenders (the "Lenders") named in the Credit Agreement. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the Revolving Credit Agreement (as defined in the Credit Agreement). This Certificate is submitted on a quarterly basis on or before the fiftieth (50th) day following the end of Borrower's fiscal quarter for the period ended ___________ ___, _______. The undersigned hereby further certifies to the following as of the date set forth below:

      1. The representations and warranties of Borrower and the Guarantor Subsidiaries under the Credit Agreement and the Revolving Credit Agreement are true and complete in all material respects as of the date hereof (except with respect to those representations and warranties which are made as of a particular date).

      2. No event has occurred which constitutes a Default or Event of Default.

      3. As of __________________, _____ (being the last day of Borrower's most recently ended fiscal quarter), Borrower and its Consolidated Subsidiaries are in compliance with the financial covenants contained in Sections 5.1, 8.1, 8.2,
8.3 and 8.4 of the Revolving Credit Agreement, and the following information is true, accurate and complete as of such date:

            A.    Pertinent Information

                  1. [INSERT PERTINENT INFORMATION FROM COMPLIANCE CERTIFICATE ATTACHED TO REVOLVING CREDIT AGREEMENT]

            B.    Covenants

                  2. [INSERT COVENANT CALCULATIONS FROM COMPLIANCE CERTIFICATE ATTACHED TO REVOLVING CREDIT AGREEMENT]

      4. I hereby certify that I am the duly elected Chief Financial Officer (or other duly Authorized Officer permitted under the Credit Agreement) of Borrower. I hereby further certify, in my capacity as the Chief Financial Officer (or such other Authorized Officer as indicated below) of Borrower, that the information set forth herein and on the attachments hereto is true and correct in all material respects to the best of my knowledge and prepared in accordance with GAAP.

EXHIBIT C - CERTIFICATE OF COMPLIANCE (Camden Bridge Loan)                PAGE 1

      5. If this Certificate is being delivered in connection with the fiscal year-end financial statements of Borrower, I hereby certify that, to the best of my knowledge and belief, the financial statements of Borrower being delivered herewith fairly reflect the financial condition of Borrower and its Consolidated Subsidiaries and the results of Borrower's and its Consolidated Subsidiaries' operations as of the date of delivery of such financial statements.

      IN WITNESS WHEREOF, I have executed this Certificate as of the ______ day of _________________, _______.

                                                  ______________________________
                                                  Title:

EXHIBIT C - CERTIFICATE OF COMPLIANCE (Camden Bridge Loan)                PAGE 2

                                    EXHIBIT D

                            ASSIGNMENT AND ACCEPTANCE

      This ASSIGNMENT AND ACCEPTANCE is made and entered into effective as of the __ day of ____________, _____, by and between ________________ ("Assignor"), and ________________ ("Assignee").

                                R E C I T A L S:

      I. Pursuant to the terms and provisions of that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of January 19, 2005, executed by and among Camden Property Trust, a Texas real estate investment trust ("Borrower"), Bank of America, N.A., a national banking association, as Administrative Agent ("Administrative Agent") and the lenders (collectively, the `Lenders") from time to time party to the Credit Agreement, a loan (the "Loan") was made available to Borrower. Each capitalized term defined in the Credit Agreement and used herein without definition shall have the same meaning assigned to such term in the Credit Agreement.

      II. Assignor has a Commitment under the Loan in the amount of $________, and owns and holds a ____ % Commitment Percentage in the Loan, and, therefore, has an interest the Credit Agreement, and all of the other Loan Documents, as one of the Lenders thereunder, as more particularly set forth therein.

      III. Assignor desires to assign to Assignee a _____________ percent (_________%) interest in all of Assignor's right, title and interest in, to and under the Loan, and a proportionate interest in the Credit Agreement and all of the other Loan Documents.

      NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby covenant and agree as follows:

      1. Assignor has SOLD, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does hereby SELL, ASSIGN, TRANSFER and CONVEY, unto Assignee as of the Assignment Date (hereinafter defined) a __________ percent (___%) interest in all of Assignor's rights, interests and obligations as a Lender under the Credit Agreement and all of the other Loan Documents (the "Assigned Interest").

      2. Assignee hereby assumes all obligations of Assignor with respect to the Assigned Interest.

      3.    Assignor hereby represents and warrants to Assignee that Assignor
            (a) is the legal and beneficial owner of the Assigned Interest and
            (b) is legally authorized to enter into this Assignment and Acceptance.

      4. Assignee hereby confirms and acknowledges that, except as specifically set forth herein, Assignor: (i) makes no representation or warranty and assumes no

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Bridge Loan)                PAGE 1
            responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the Assigned Interest and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the value or condition of, or title to, any of the Property, or the financial condition of Borrower or any of the Guarantor Subsidiaries; and (iii) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

      5. Assignor hereby requests that Administrative Agent exchange Assignor's Note, respectively, as follows:

                                      NOTE

Note Payable to
 the Order of:         Amount of Note
---------------        --------------

 [Assignor]            $____________

 [Assignee]            $____________

      6. Assignee hereby represents and warrants that Assignee (a) is legally authorized to enter into this Assignment and Acceptance, and (b) is an Eligible Assignee.

      7. Assignee hereby: (i) appoints Administrative Agent as the Administrative Agent under the Credit Agreement and the other Loan Documents and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof; (ii) confirms that it has received a copy of the Credit Agreement and other Loan Documents, together with copies of such financial statements of Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Assignor, any other Lender, Administrative Agent or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, subject to and in accordance with Article X of the Credit Agreement; (iv) agrees with Assignor for the benefit of Administrative Agent, each other Lender and Borrower and any other Person that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder, and that it shall be liable directly to Assignor, Administrative Agent,

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Bridge Loan)                PAGE 2

            Borrower, each other Lender or any other Person for the performance of such obligations; and (v) agrees not to disclose any financial information of the Borrower or other confidential information regarding the Loan as and to the extent provided in the Credit Agreement.

      8. The effective date of this Assignment and Acceptance shall be ________ __, ____ (the "Assignment Date"), determined in accordance with Section 11.10(c) of the Credit Agreement. Following the execution of this Assignment and Acceptance, each party hereto and each Person consenting hereto shall deliver its duly executed counterpart hereof to Administrative Agent for acceptance and recording in the Register by Administrative Agent.

      9. As of the Assignment Date, (i) Assignee shall be a "Lender" under the Loan Documents and, to the extent provided in this Assignment and Acceptance and subject to the terms of Article X of the Credit Agreement, shall have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect only to the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Documents, subject to Section 11.10 of the Credit Agreement.

      10. In accordance with Section 11.10 (a) (iv) of the Credit Agreement, Assignor and Assignee agree to pay Administrative Agent a processing fee in the sum of $3,500.00, together with any legal fees of Administrative Agent incurred in connection with this Assignment.

      11. Upon acceptance and recording of this Assignment and Acceptance, from and after the Assignment Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignee.

      12. If Assignee is organized under the laws of a jurisdiction outside the United States, it hereby represents that it has delivered to Assignor and Administrative Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Assignee's exemption from United States withholding taxes with respect to any payment or distributions made or to be made to Assignee with respect to the Loan or under the Credit Agreement or such other documents as are necessary to indicate that all such payments or distributions are subject to such taxes at a rate reduced by an applicable tax treaty.

      13. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the conflict of laws principles thereof.

      14. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Bridge Loan)                PAGE 3

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance as of the date first above written.

                                     ASSIGNOR:

                                     By:___________________________
                                     Name:_________________________
                                     Title:________________________

Address of Assignee:                 ASSIGNEE:

________________________________
________________________________     By:___________________________
Fax No.:________________________     Name:_________________________
                                     Title:________________________

ACKNOWLEDGED and ACCEPTED as of

the _____ day of _________, ____.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:______________________________
Name:____________________________
Title:___________________________

BORROWER:

CAMDEN PROPERTY TRUST, a Texas
real estate investment trust

By:______________________________
Name:____________________________
Title:___________________________

EXHIBIT D - ASSIGNMENT AND ACCEPTANCE (Camden Bridge Loan)                PAGE 4

                                    EXHIBIT E

                               GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of January___________, 2005, is being executed pursuant to that certain Credit Agreement (as amended from time to time, the "Credit Agreement"), dated of even date herewith, by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust ("Borrower"), BANK OF AMERICA. N.A., as Administrative Agent, and the Lenders. Unless expressly defined herein all capitalized terms herein are as defined in the Credit Agreement.

      NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to make the Advance to Borrower under the Credit Agreement, the undersigned (collectively "Guarantor"), hereby guarantees to Lenders the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the "Guaranteed Obligation"), this Guaranty being upon the following terms and conditions:

      1. Guaranty of Payment. Guarantor hereby unconditionally guarantees to Lenders the payment, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, and at all times thereafter, of all principal, interest, fees, costs, expenses, indemnification indebtedness and other Obligations now or hereafter due and owing to Lenders pursuant to the Credit Agreement, the Notes, and the other Loan Documents, and all renewals, extensions, refinancings, modifications or amendments of such indebtedness or any part thereof (herein collectively called the "Indebtedness"). This Guaranty covers the Indebtedness whether presently outstanding or arising subsequent to the date hereof including any and all amounts advanced by Lenders in stages or installments. The guaranty of Guarantor as set forth in this paragraph is a guaranty of payment and not of collection. The amounts payable by Guarantor under this Guaranty (which amounts shall include the obligations of Guarantor under both this paragraph and paragraph 2 below) shall be due and payable immediately upon receipt by Guarantor of written notice of the amounts which are so due and payable.

      Guarantor has been supplied a copy of the Credit Agreement and, in particular, has been advised of, read and understood Section 5.6 thereof. To the extent that Guaranty Proceeds are actually distributed to holders of Senior Debt, Guarantor understands and agrees that the Guaranteed Obligation shall not be deemed reduced by any such payment and Guarantor will continue to make payments pursuant to this Guaranty until such time as the Guaranteed Obligation has been paid in full after taking into effect any distributions of Guaranty Proceeds to holders of the Senior Debt.

      2. Guaranty of Performance. Guarantor additionally hereby unconditionally guarantees to Lenders the timely performance of all other obligations of Borrower under all of the Loan Documents. Without limiting the foregoing, Guarantor confirms all representations and warranties, and agrees to perform and comply with all covenants and agreements, expressly made applicable to Guarantor under the Credit Agreement.

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 1

      3. Primary Liability of Guarantor. This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. In the event of default by Borrower in payment or performance of the Guaranteed Obligation, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever (except as provided in the Credit Agreement), without any notice having been given to Guarantor previous to such demand of the acceptance by Lenders of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, pay the amount due thereon to Lenders or perform or observe the agreement, covenant, term or condition, as the case may be, and it shall not be necessary for Lenders, in order to enforce such payment or performance by Guarantor, first to institute suit or exhaust their remedies against Borrower or others liable on such indebtedness or for such performance, to enforce their rights against any security which shall ever have been given to secure such indebtedness or performance, to join Borrower or any others liable on the Guaranteed Obligation in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligation. Suit may be brought or demand may be made against all parties who have signed this Guaranty, or against any one or more of them, separately or together, without impairing the rights of Lenders against any other party hereto. At any time Lenders are entitled to exercise their remedies hereunder, they may in their discretion elect to demand payment or performance. If Lenders elect to demand performance, they shall at all times thereafter have the right to demand payment until all of the Indebtedness has been paid in full. If Lenders elects to demand payment, they shall at all times thereafter have the right to demand performance until all of the Indebtedness has been paid in full.

      4. Certain Agreements and Waivers by Guarantor. Guarantor hereby agrees that neither Lenders' rights and remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following:

            (a) any limitation of liability or recourse in any other Loan
Document:

            (b) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligation;

            (c) any release, surrender, exchange, subordination, deterioration, waste, impairment or loss of, or any failure to create or perfect any lien or security interest with respect to, any security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligation;

            (d) any partial release of the liability of Guarantor hereunder, or if there is more than one person signing a guaranty of the Guaranteed Obligation, the complete or partial release of any one or more of them hereunder;

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 2

            (e) the insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower, Guarantor or any party at any time liable for the payment or performance of any or all of the Guaranteed Obligation, whether now existing or hereafter occurring;

            (f) renewal, extension, modification or rearrangement of the payment or performance of any or all of the Guaranteed Obligation, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lenders to Borrower or any other Guarantor from time to time;

            (g) any neglect, delay, omission, failure, or refusal of Lenders to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligation or to foreclose or take or prosecute any action to foreclose upon any security therefor or to take or prosecute any action in connection with any Loan Document;

            (h) any failure of Lenders to notify Guarantor of any creation, renewal, extension, rearrangement, modification or assignment of the Guaranteed Obligation or any part thereof, or of any Loan Document, or of any release of or change in any security or of any other action taken or refrained from being taken by Lenders against Borrower or any security or other recourse or of any new agreement between Lenders and Borrower, it being understood that Lenders shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligation;

            (i) the unenforceability of all or any part of the Guaranteed Obligation against Borrower, whether because the Guaranteed Obligation exceeds the amount permitted by law or violates any usury law, the act of creating the Guaranteed Obligation, or any part thereof, is ultra vires, the officers or persons creating same acted in excess of their authority, Borrower has any valid defense, claim or offset with respect thereto (other than payment and performance of the Indebtedness), or otherwise, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligation, or any part thereof, for any reason; or

            (j) any payment by Borrower to Lenders is held to constitute a preference under the bankruptcy laws or if for any other reason Lenders are required to refund such payment or pay the amount thereof to someone else.

It is the intent of Guarantor and Lenders that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligation is fully and finally paid and performed, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

      5. Subordination; Subrogation. If, for any reason whatsoever, Borrower or any other Guarantor is now or hereafter becomes indebted to Guarantor;

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 3

            (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower or such other Guarantor securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligation and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligation. Notwithstanding anything to the contrary contained in this Guaranty or any payments made by any party hereunder, Guarantor shall have the right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Obligation upon payment in full and final performance of the Guaranteed Obligation;

            (b) after the occurrence and during the continuance of a default (for which Borrower or such other Guarantor has received notice as and to the extent such notice is required to be delivered by Administrative Agent or Lenders pursuant to the Loan Documents as a condition to the occurrence of an Event of Default) (whether or not declared) under any of the Loan Documents, Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower or such other Guarantor to Guarantor until the Guaranteed Obligation has been fully and finally paid and performed;

            (c) Guarantor hereby assigns to Lenders and grants to Administrative Agent on behalf of Lenders a security interest in all such indebtedness and security therefor, if any, of Borrower or such other Guarantor to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower or such other Guarantor as debtor. Lenders shall have the right to prove their claim in any such proceeding so as to establish their rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian, dividends and payments which are payable upon any obligation of Borrower or such other Guarantor to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligation has been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution which is prohibited as provided above in this paragraph, Guarantor shall pay the same to Lenders immediately. Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lenders and shall have absolutely no dominion over the same except to pay it immediately to Lenders; and

            (d) Guarantor shall promptly upon request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent may reasonably require to evidence and perfect the interest of Lenders and to permit or facilitate exercise of their rights under this paragraph, including but not limited to execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to Lenders of any promissory notes or other instruments evidencing indebtedness of Borrower or such other Guarantor to Guarantor. All promissory notes, now or hereafter held by Guarantor, of obligations of such Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 4

Nothing herein contained shall operate as a release or discharge, in whole or in part, of any claim of Guarantor against Borrower, by subrogation or otherwise, by reason of any act done or payment made by Guarantor pursuant to the provisions of this Guaranty; but all such claims, including claims for any indebtedness of Borrower to Guarantor, whether now existing or hereafter arising, shall be subordinate to the Guaranteed Obligation and the liens, security interests and rights of Lenders under the Loan Documents.

      6. Other Liability of Guarantor or Borrower. If Guarantor becomes liable for any indebtedness owing by Borrower to any of the Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lenders hereunder shall be cumulative of any and all other rights that Lenders may ever have against Guarantor. If Borrower is or becomes indebted to any of the Lenders for other than the Indebtedness, any payment received or recovery realized upon any indebtedness of Borrower to such Lender may, except to the extent paid by Guarantor on the Indebtedness or specifically required by law or agreement of such Lender to be applied to the Indebtedness, in such Lender's sole discretion be applied upon indebtedness of Borrower to Lenders other than the Indebtedness.

      7. Lenders Assigns. This Guaranty is for the benefit of Lenders and each of the Lender's successors and assigns, provided that such successors and assigns are permitted under the Credit Agreement, and in the event of an assignment of the Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness. Guarantor waives notice of any transfer or assignment of the Indebtedness, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder as and to the extent provided in the Credit Agreement.

      8. Binding Effect. This Guaranty is binding not only on Guarantor, but on Guarantor's legal representatives, successors and assigns. Upon the dissolution of the undersigned, this Guaranty shall continue against any successor of the undersigned as to all of the Guaranteed Obligation, including that portion incurred or arising after such dissolution. If this Guaranty is signed by more than one person or entity, then all of the obligations of Guarantor arising herein shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal and legal representatives, successors and assigns, and the term "Guarantor" shall mean all such persons or entities and each of them individually. Words importing persons herein shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

      9. Governing Law; Forum. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE UNITED STATES FEDERAL LAW, AND IS INTENDED TO BE PERFORMED IN ACCORDANCE WITH, AND ONLY TO THE EXTENT PERMITTED BY, SUCH LAWS. All obligations of Guarantor hereunder are payable and performable at the place where the Guaranteed Obligation is payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the non-exclusive jurisdiction of any Texas state court, or any United States federal court, sitting in the City of Houston, Texas, over any suit, action or proceeding arising out of or relating to this

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 5

Guaranty or the Indebtedness. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Texas state court, or any United States federal court, sitting in the City of Houston. Texas may be made by certified or registered mail, return receipt requested, directed to Guarantor at Guarantor's address stated in this Guaranty, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed.

      10. Invalid Provisions. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

      11. Attorneys' Fees and Costs of Collection. Guarantor shall pay on demand the reasonable attorneys' fees and all other costs and expenses which may be incurred by Administrative Agent or Lenders in the enforcement of or preservation of Lenders' rights under this Guaranty, which covenant shall survive any payment or discharge in full of the Indebtedness.

      12. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

      13. Controlling Agreement. It is not the intention of Lenders or Guarantor to obligate Guarantor to pay interest in excess of that legally permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligation constitutes interest in excess of the maximum amount of interest which Guarantor (in such capacity) may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lenders.

      14. Warranties and Representations of Guarantor. Guarantor hereby represents and warrants that (a) Guarantor expects to receive significant financial benefits, either directly or indirectly, from the proceeds of the Advance made by Lenders to Borrower pursuant to the Credit Agreement, such benefits expected to be in an amount not less than the amount guaranteed hereunder; (b) Guarantor has the power and authority and legal right to execute, deliver and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by (i) bankruptcy, insolvency, fraudulent transfer or other similar laws affecting creditor's rights generally and (ii) equitable principles of general applicability; (c) no authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty or the validity or enforceability thereof; (d) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause, to the best of

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 6

Guarantor's knowledge, Guarantor to be, in violation of or in default with respect to any law or in default (or provide cause for acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (e) there is no action, suit or proceeding pending or to the knowledge of Guarantor threatened before or by any court or governmental authority against or affecting Guarantor; (f) all financial statements and information heretofore furnished to Lenders by Guarantor do, and all financial statements and information hereafter furnished to Lenders by Guarantor will, fairly present the financial condition of Guarantor as of the dates and the results of Guarantor's operations for the periods therein specified in all material respects, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Lenders, no Material Adverse Effect has occurred, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) after giving effect to this Guaranty, Guarantor is solvent; (h) Lenders have no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein; and (i) Guarantor acknowledges and agrees that it may be required to pay and perform the Guaranteed Obligation in full without assistance or support from Borrower or any other party. Guarantor's representations and warranties are a material inducement to Lenders to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, or any security for the Indebtedness.

      15. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex, or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

      16. Cumulative Rights, etc. The exercise by Administrative Agent or Lenders of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Lenders shall have all rights, remedies and recourses afforded to Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent,
(b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligation, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Lenders, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise, discontinuance of the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 7
enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lenders shall be limited to the specific instance and purpose and shall not constitute consent or approval in any other instance or for any other purpose. No notice to nor demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty nor any right, remedy or recourse of Lenders with respect hereto, nor any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically by a writing intended for that purpose (referring specifically to this Guaranty) executed by Administrative Agent.

      17. Term of Guaranty. This Guaranty shall continue in full force and effect until the Indebtedness is fully and finally paid and discharged. If pursuant to any bankruptcy, insolvency or other debtor relief law or any order or decision thereunder Lenders must rescind or restore any payment or part thereof received by Lenders in satisfaction of the Indebtedness or any part thereof, the term "Indebtedness" as used herein includes such payment to the extent rescinded or restored, and, to the extent of the payment rescinded or restored, any prior release or discharge by Lenders of this Guaranty or of Guarantor shall be without effect and this Guaranty shall remain in full force and effect notwithstanding such release or discharge.

      18. Financial Statements. Guarantor shall furnish to Lenders the financial reports and information required of Guarantor under the terms of the Credit Agreement.

      19. Participations. Guarantor acknowledges and agrees that any Lender may from time to time sell or offer to sell participations in accordance with the Credit Agreement in the loan evidenced by such Lender's Note to one or more participants. Subject to the confidentiality agreements contained in Section 7.3 of the Credit Agreement, Guarantor hereby authorizes Lenders to provide to any such participant or prospective participant such information as Lenders have from time to time pertaining to the Indebtedness or this Guaranty, including but not limited to credit information on Borrower, Guarantor and any of their principals, respectively.

      20. Gender; Titles; Construction. Within this Guaranty, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Guaranty and not to any particular section, paragraph or provision.

      21. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

      22. Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 8
one and the same agreement; and if the term "Guarantor" includes more than one person, the failure of any one or more such persons to execute a counterpart thereof shall not impair or affect the enforceability of this Guaranty against any person who does sign this Guaranty.

      23. Inconsistency. In the event of any inconsistency between the provisions hereof and the provisions of the Credit Agreement, it is intended that the provisions of the Credit Agreement shall control.

      24. Entire Agreement. This Guaranty and the other Loan Documents embody the entire agreement between Administrative Agent, Lenders and Guarantor with respect to guaranty by Guarantor of the Guaranteed Obligation and supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligation.

      THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                 PAGE 9

EXECUTED as of the date first written above.

                                  GUARANTORS:

                                  CAMDEN USA, INC., a Delaware corporation

                                  By: _____________________________________
                                  Name: ___________________________________
                                  Title: __________________________________

                                  CAMDEN OPERATING, L.P., a Delaware limited partnership

                                  By: CPT-GP, INC., a Delaware
                                      corporation, General Partner

                                      By: ___________________________________
                                      Name: _________________________________
                                      Title: ________________________________

                                  CAMDEN REALTY, INC., a Delaware corporation

                                  By: ________________________________________
                                  Name: ______________________________________
                                  Title: _____________________________________

EXHIBIT E - GUARANTY (Camden Bridge Loan)                                PAGE 10

                                    EXHIBIT F

                   CONTRIBUTION AND INDEMNIFICATION AGREEMENT

      THIS CONTRIBUTION AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of January 19, 2005, is made and executed by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust ("Borrower"), each of the GUARANTOR SUBSIDIARIES of Borrower listed on the signature pages hereof or on any supplements or amendments to this Agreement as listed on Schedule A hereto, as Schedule A is amended and supplemented at any time and from time to time to include additional Guarantor Subsidiaries of Borrower as a party hereto (each such Guarantor Subsidiary now or hereafter becoming a party to this Agreement being referred to herein individually as a "Guarantor Subsidiary" and collectively as the "Guarantor Subsidiaries"), and Bank of America, N.A., a national banking association ("Administrative Agent"), as Administrative Agent for and on behalf of all Lenders from time to time party to that certain Credit Agreement (as modified, amended, supplemented or restated from time to time, the "Credit Agreement") of even date herewith, by and among Borrower, Administrative Agent, and various lenders from time to time party thereto (the "Lenders"). Each of the Guarantor Subsidiaires and Borrower are hereinafter sometimes referred to individually as a "Credit Party," and collectively as the "Credit Parties." Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                                   WITNESSETH:

      WHEREAS, each of the Guarantor Subsidiaries desires to protect itself against any event whereby it would be held liable under its guaranty thereof or otherwise for the indebtedness and obligations of any one or more of the Credit Parties under the Credit Agreement and the other Loan Documents, other than to the extent of the benefit received by it thereunder, and to provide by this Agreement an agreement to contribute and indemnify by and to each other to accomplish such result; and

      WHEREAS, the Credit Parties have determined that valuable benefits will be derived by the Credit Parties as a result of the extensions of credit to be made available to or for the use of the Credit Parties pursuant to the Credit Agreement.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, each of the Credit Parties agrees as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

      1.01 Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned to such term below in this Section 1.01:

      "Contribution Percentage" means for each Indemnitor the percentage obtained by dividing such Indemnitor's Obtained Benefit by the aggregate Obtained Benefit of all Guarantor Subsidiaires.

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 1

      "Excess Payments" has the meaning assigned to such term in Section 2.01.

      "Indemnitee" has the meaning assigned to such term in Section 2.01.

      "Indemnitor" has the meaning assigned to such term in Section 2.01.

      "Obtained Benefit" has the meaning assigned to such term in Section 2.01.

      1.2 References. References in this Agreement to Article or Section numbers shall be to Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Article or Section in which such reference appears. References in this Agreement to "includes" or "including" shall mean "includes, without limitation," or "including, without limitation," as the case may be. References in this Agreement to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation to which reference is made.

      1.3 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

                                   ARTICLE II.

                   TERMS OF CONTRIBUTION AND INDEMNIFICATION

      2.01 Contribution and Indemnification. Pursuant to the terms of the Credit Agreement, Borrower has been extended credit. In connection with the Loan, and as a condition to Administrative Agent and Lenders entering into the Credit Agreement and making the Advance of the Loan, the Guarantor Subsidiaries have jointly and severally guaranteed payment in full of the Obligations (as defined in the Credit Agreement). The board of directors, managers or partners, as the case may be, of each Guarantor Subsidiary has determined that such Guarantor Subsidiary will receive direct and/or indirect benefits from the making of the Advance pursuant to the Credit Agreement. The aggregate amount of benefits obtained directly or indirectly by any Credit Party, and not repaid by Borrower or another Credit Party, is referred to herein as the "Obtained Benefit." In the event that any Guarantor Subsidiary (in such capacity, an "Indemnitee") pays (whether through direct payments or as a result of providing collateral for the Obligations) any amounts on the Obligations in excess of such Guarantor Subsidiary's Obtained Benefit (the "Excess Payments"), the Indemnitee shall be entitled to make demand on Borrower for such Excess Payments, and, to the extent not recovered from Borrower, to receive from each other Guarantor Subsidiary that received an Obtained Benefit (in such capacity, "Indemnitor"), such Indemnitor's Contribution Percentage of the Excess Payment. If any Indemnitor is unable to pay the Contribution Percentage of the Excess Payment, each Guarantor Subsidiary agrees to

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 2
make a contribution to the Indemnitee to the extent necessary so that each Guarantor Subsidiary shares equally the liability for such Excess Payment in relation to the relative Obtained Benefit received by such Guarantor Subsidiary. IN SUCH REGARD, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR SUBSIDIARY SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE OTHER GUARANTOR SUBSIDIARIES FROM AND AGAINST ANY AND ALL LIABILITY, CLAIMS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING WITH RESPECT TO THE OBLIGATIONS AND EXCEEDING THE INDEMNITEE'S OBTAINED BENEFIT OR CONTRIBUTION PERCENTAGE THEREOF AS PROVIDED HEREIN.

      2.02 Payments. Any amount due to an Indemnitee by an Indemnitor or Credit Party under this Agreement shall be due and payable within ten (10) days of demand therefore by the relevant Indemnitee. All payments to be made by any Indemnitor under this Agreement shall be made to such Indemnitee at Borrower's principal office in Dallas, Texas, in immediately available funds, not later than 2:00 p.m., Dallas, Texas time, on the date on which such payment shall come due.

      2.03 Non-Exclusive Remedy. The remedies available to any Indemnitee pursuant to the provisions of this Article II are not exclusive and, in such regard, any Indemnitee shall be entitled to join any Indemnitor as a party to any proceeding involving such Indemnitee, any Indemnitor or Administrative Agent or the Lenders, including for purposes of enforcement of the provisions of this Agreement.

      2.04 Term. The term of this Agreement shall commence as of the date hereof and continue in effect until all Obligations are terminated or extinguished (but not by reason of the payment of the Obligations by any party hereto in a proportion other than as specified in Section 2.01).

      2.05 Subordination. Any amounts owed by any Credit Party to any other Credit Party under this Agreement shall be subordinate to the Obligations as more particularly set forth in Section 5 of each of the Guaranty Agreements executed by Guarantors pursuant to the Credit Agreement.

                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS

      3.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the Lenders, and their respective heirs, legal representatives, and assigns of any of them.

      3.02 Amendments Waivers. Subject to Section 3.13 hereof, neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated verbally, but rather, only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 3

      3.03 Non-Waiver. It is understood and agreed that any delay, waiver, or omission by any party hereto to exercise any right or power arising hereunder shall not be construed to be a waiver by such party of any subsequently arising right or power hereunder.

      3.04 No Impairment of Guaranties or Primary Liability. This Agreement shall not in any way be deemed to limit, alter or otherwise affect the terms and provisions of the Guaranty of the Guarantor Subsidiaires or any other Guaranty of the Obligations, or to affect the Guarantor Subsidiaries' obligations and agreements thereunder in favor of Administrative Agent and the Lenders; or to affect or impair in any way the Borrower's primary liability for the Obligations or any of the Guarantor Subsidiaries' rights of contribution and indemnity as against the Borrower, or any common law or other rights of contribution and indemnity as against other Guarantor Subsidiaries.

      3.05 Notices. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall be hand delivered or sent by overnight courier, certified mail (return receipt requested), or telefax to the other party(ies) at the relevant address set forth in the Credit Agreement. Any party shall have the right to change the address to which notice shall be sent or delivered to it hereunder by similar notice sent in like manner to the other parties. A notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient;
(b) if sent by certified mail or overnight courier, on the date of receipt by a responsible person at the address of the recipient; or (c) if sent by telefax, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefax was sent indicating that the telefax was sent in its entirety to the recipient's telefax number.

      3.06 Attorneys' Fees. In the event any dispute between any of the parties to this Agreement should result in litigation or any other proceeding (including arbitration and mediation), the prevailing party shall be reimbursed by the nonprevailing party for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal or enforcement thereof.

      3.07 Severability. If any term or provision of this Agreement or application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

      3.08 Time of the Essence. The parties to this Agreement agree that time is of the essence to the performance of the obligations of the parties hereunder.

      3.09 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, BOTH WRITTEN AND VERBAL, BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 4

      3.10 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN DALLAS, DALLAS COUNTY, TEXAS, AND EACH PARTY HERETO HEREBY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION 3.10.

      3.11 GOVERNING LAW. TO THE EXTENT THAT THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, THIS AGREEMENT, TOO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES OF SUCH LAWS.

      3.12 Counterparts. This Agreement and all amendments hereto may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

      3.13 Agreement to Supplement. The Credit Parties acknowledge and agree that this Agreement will be amended and supplemented from time to time to add additional Guarantor Subsidiaries of Borrower as Guarantor Subsidiaries party to this Agreement, and Administrative Agent shall be entitled to supplement this Agreement, the signature pages hereof and Schedule A hereto, without action or joinder of any other parties hereto, to reflect the addition hereto of such additional Guarantor Subsidiaries, whereby any such Guarantor Subsidiary shall become a Guarantor Subsidiary and a Credit Party hereunder for all purposes.

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 5

            IN WITNESS WHEREOF, the parties hereto have executed this Contribution and Indemnification Agreement to be effective as of the date first hereinabove written.

                                    BORROWER:

                                    CAMDEN PROPERTY TRUST,
                                    a Texas real estate investment trust

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    GUARANTOR SUBSIDIARIES:

                                    CAMDEN USA, INC., a Delaware corporation

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    CAMDEN OPERATING, L.P., a Delaware limited partnership

                                    By: CPT-GP, INC., a Delaware corporation,
                                        General Partner

                                             By: _____________________________
                                             Name: ___________________________
                                             Title: __________________________

                                    CAMDEN REALTY, INC., a Delaware corporation

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 6

                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent

                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 7

                                   SCHEDULE A

                             GUARANTOR SUBSIDIARIES

CAMDEN USA, INC., a Delaware corporation

CAMDEN OPERATING, L.P., a Delaware limited partnership

CAMDEN REALTY, INC., a Delaware corporation

EXHIBIT F - CONTRIBUTION AND INDEMNIFICATION AGREEMENT
(Camden Bridge Loan)                                                      PAGE 8